Exhibit 10.1
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 10, 2017, by and among FOSSIL GROUP, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders party to the Credit Agreement (in such capacity, the “Administrative Agent”).
Statement of Purpose
The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 8, 2016, the “Existing Credit Agreement”), pursuant to which the Lenders have extended a term loan and a revolving credit facility to the Borrower.
The Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed, to amend the Existing Credit Agreement as specifically set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as defined below).

2.Amendments. Subject to and in accordance with the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto hereby agree that (a) the Existing Credit Agreement (other than the signature pages and the Schedules and Exhibits attached thereto, except in each case as otherwise specifically amended in clauses (b) and (c) below) is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex A attached hereto (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) Schedule 1.1C to the Credit Agreement is hereby amended such that, after giving effect to all such amendments, such schedule shall read in its entirety as set forth on Annex B hereto, and (c) Exhibits B, E and F to the Credit Agreement are hereby amended such that, after giving effect to all such amendments, they shall read in their entirety as set forth on Annexes C, D and E hereto.
3.Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:
(a)    the Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent:
(i)counterparts of this Amendment executed by the Borrower, the Lenders and the Administrative Agent;
(ii)a certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) such Credit Party’s certificate of incorporation or formation (or equivalent), as applicable, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent) (or certifying that such certificate of incorporation or formation has not been amended or replaced since previously delivered on the Closing Date or the First Amendment Effective Date, as applicable), (B) such Credit Party’s bylaws or other governing document of such Credit Party as in effect on the date of this Amendment (or certifying that such bylaws or other governing document have not been amended or replaced since previously delivered on the Closing Date or the First Amendment Effective Date, as applicable), (C) resolutions duly adopted by such Credit Party’s board of directors (or other governing body) authorizing and approving the transactions contemplated in this Amendment and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, and (D) a good standing certificate for such Credit Party as of a recent date from the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent).
(iii)an updated Revolving Credit Note in favor of each Revolving Credit Lender requesting an updated Revolving Credit Note;
(iv)the results of a Lien search made against each of the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens);
(b)     the representations and warranties in Section 6 of this Amendment shall be true and correct as of the Second Amendment Effective Date;
(c)    the Borrower shall have prepaid the Term Loan amortization payment due on March 31, 2017 in an amount equal to $6,250,000 and each Lender party to this Amendment agrees to waive any indemnification payments that may be due to such Lender under Section 5.9 of the Credit Agreement resulting from such prepayment; and
(d)    the Borrower shall have paid all fees and expenses as separately agreed to in connection with this Amendment, including, without limitation, (i) those set forth in the Engagement Letter dated as of March 10, 2017 between the Borrower and Wells Fargo Securities, LLC, including a consent fee for the account of each Lender party hereto in an amount equal to 37.5 basis points times the principal amount of the outstanding Loans and Commitments of each such Lender on the effective date of this Amendment, after giving effect to this Amendment, and (ii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent).
For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.
4.Further Assurances. Each Credit Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents.

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5.Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

6.Representations and Warranties. Each Credit Party hereby represents and warrants that (a) it has the corporate or other organizational power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Person, (d) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by any Credit Party in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment and the transactions contemplated hereby.

7.Waiver and Release of Claims. By execution of this Amendment, each Credit Party hereby releases and discharges each Indemnitee from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, that directly or indirectly arise out of, are based upon or are in any manner connected with (i) any of the terms of any Loan Document or this Amendment, (ii) any actions, transactions, matters or circumstances related thereto or hereto, or (iii) the conduct of the relationship between or among any Indemnitee and any Credit Party relating to the subject matter of this Amendment, the Credit Agreement and any other Loan Documents.

8.Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

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9.Execution in Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile, telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

10.Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed in accordance with, the law of the state of New York (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), without reference to the conflicts or choice of law principles thereof THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS.
11.Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.
12.Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

FOSSIL GROUP, INC.,
as the Borrower

By: /s/ Randy S. Hyne
Name: Randy S. Hyne
Title: VP, General Counsel and Secretary
FOSSIL STORES I, INC.,
as a Subsidiary Guarantor
By: /s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Secretary
FOSSIL PARTNERS, L.P.,
as a Subsidiary Guarantor
By:    Fossil Group, Inc.
Title:     General Partner
By: /s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Secretary
FOSSIL TRUST,
as a Subsidiary Guarantor, and acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994
By: /s/ Dennis Secor
Name: Dennis Secor
Title: Trustee and Treasurer
FOSSIL INTERMEDIATE, INC.,
as a Subsidiary Guarantor
By: /s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Secretary

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

Administrative Agent and Lenders:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By: /s/ Buck Branson
Name: Buck Branson
Title: Senior Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Lender

By: /s/ Allison W. Connally
Name: Allison W. Connally
Title: Senior Vice president

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Lender

By: /s/ Maria Riaz
Name: Maria Riaz
Title: Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

FIFTH THIRD BANK, as Lender

By: /s/ Brian Anderson
Name: Brian Anderson
Title: Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as Lender

By: /s/ Brian Gingue
Name: Brian Gingue
Title: Senior Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender

By: /s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director
By: /s/ Cristina Cignoli
Name: Cristina Cignoli
Title: Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY,
as Lender

By: /s/ Janet L. Wheeler
Name: Janet L. Wheeler
Title: Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

COMERICA BANK, as Lender

By: /s/ Carl Bradley
Name: Carl Bradley
Title: Relationship Manager

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

KEYBANK NATIONAL ASSOCIATION, as Lender

By: /s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

ROYAL BANK OF CANADA, as Lender

By: /s/ Matthias Wong
Name: Matthias Wong
Title: Director

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By: /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Vice President

Fossil Group, Inc.
Second Amendment to Amended and Restated Credit Agreement
Signature Page

Annex A

Amended Credit Agreement
See attached.

Execution Version

Annex A to Second Amendment

Published CUSIP Number: 34988HAA5
Revolving Credit CUSIP Number: 34988HAB3
Term Loan CUSIP Number: 34988HAC1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 9, 2015

(as amended by the First Amendment to Amended and Restated
Credit Agreement dated as of August 8, 2016 and the Second Amendment to Amended and Restated Credit Agreement dated as of March 10, 2017)

by and among

FOSSIL GROUP, INC.,
as Borrower,

THE LENDERS REFERRED TO HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender and Issuing Lender,

BANK OF AMERICA, N.A.
and
JPMORGAN CHASE BANK, N.A.,
as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,
COMPASS BANK
and
FIFTH THIRD BANK,
as Documentation Agents

WELLS FARGO SECURITIES, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

Page
ARTICLE I    DEFINITIONS                                     1

Section 1.1	Definitions 1

Section 1.2	Other Definitions and Provisions 29

Section 1.3	Accounting Terms 29

Section 1.4	UCC Terms 30

Section 1.5	Rounding 30

Section 1.6	References to Agreement and Laws 30

Section 1.7	Times of Day 30

Section 1.8	Letter of Credit Amounts 30

ARTICLE II	REVOLVING CREDIT FACILITY 31

Section 2.1	Revolving Credit Loans 31

Section 2.2	Swingline Loans 31

Section 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans 32

Section 2.4	Repayment and Prepayment of Revolving Credit Loans and Swingline Loans 33

Section 2.5	Permanent Reduction of the Revolving Credit Commitment 34

Section 2.6	Termination of Revolving Credit Facility 35

ARTICLE III	LETTER OF CREDIT FACILITY 35

Section 3.1	L/C Commitment 35

Section 3.2	Procedure for Issuance of Letters of Credit 36

Section 3.3	Commissions and Other Charges 36

Section 3.4	L/C Participations 37

Section 3.5	Reimbursement Obligation of the Borrower 37

Section 3.6	Obligations Absolute 38

Section 3.7	Effect of Letter of Credit Application 38

Section 3.8	Guaranty by the Borrower of Reimbursement Obligations under Existing Letters of Credit 38

ARTICLE IV	TERM LOAN FACILITY 39

Section 4.1	Initial Term Loan 39

Section 4.2	Procedure for Advance of Initial Term Loan 39

Section 4.3	Repayment of Initial Term Loan 39

Section 4.4	Prepayments of Term Loans 40

ARTICLE V	GENERAL LOAN PROVISIONS 42

Section 5.1	Interest 42

Section 5.2	Notice and Manner of Conversion or Continuation of Loans 44

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Section 5.3	Fees 44

Section 5.4	Manner of Payment 45

Section 5.5	Evidence of Indebtedness 46

Section 5.6	Adjustments 46

Section 5.7	Obligations of Lenders 47

Section 5.8	Changed Circumstances 48

Section 5.9	Indemnity 49

Section 5.10	Increased Costs 49

Section 5.11	Taxes 50

Section 5.12	Mitigation Obligations; Replacement of Lenders 54

Section 5.13	[Intentionally Omitted] 55

Section 5.14	Cash Collateral 55

ARTICLE VI	CONDITIONS OF CLOSING AND BORROWING 55

Section 6.1	Conditions to Closing and Initial Extensions of Credit 55

Section 6.2	Conditions to All Extensions of Credit 58

ARTICLE VII	REPRESENTATIONS AND WARRANTIES OF THE BORROWER 59

Section 7.1	Organization; Power; Qualification 59

Section 7.2	Subsidiaries and Capitalization; Material Domestic Subsidiaries and Material First-Tier Foreign Subsidiaries 59

Section 7.3	Authorization Enforceability 60

Section 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc 60

Section 7.5	Compliance with Law; Governmental Approvals 60

Section 7.6	Tax Returns and Payments 61

Section 7.7	Intellectual Property Matters 61

Section 7.8	Environmental Matters 61

Section 7.9	Employee Benefit Matters 62

Section 7.10	Margin Stock 63

Section 7.11	Government Regulation 63

Section 7.12	Material Contracts 63

Section 7.13	Employee Relations 64

Section 7.14	[Reserved] 64

Section 7.15	Financial Statements 64

Section 7.16	No Material Adverse Change 64

Section 7.17	Solvency 64

Section 7.18	Titles to Properties 64

Section 7.19	Litigation 64

Section 7.20	Absence of Defaults 64

Section 7.21	Senior Indebtedness Status 65

Section 7.22	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions 65

Section 7.23	Investment Bankers’ and Similar Fees 65

Section 7.24	Disclosure 65

ARTICLE VIII	FINANCIAL INFORMATION AND NOTICES 65

Section 8.1	Financial Statements and Projections 66

Section 8.2	Officer’s Compliance Certificate 66

Section 8.3	Other Reports 67

Section 8.4	Notice of Litigation and Other Matters 67

Section 8.5	Accuracy of Information 69

ARTICLE IX	AFFIRMATIVE COVENANTS 70

Section 9.1	Preservation of Corporate Existence and Related Matters 70

Section 9.2	Maintenance of Property and Licenses 70

Section 9.3	Insurance 70

Section 9.4	Accounting Methods and Financial Records 70

Section 9.5	Payment of Taxes and Other Obligations 70

Section 9.6	Compliance With Laws and Approvals 71

Section 9.7	Environmental Laws 71

Section 9.8	Compliance with ERISA 71

Section 9.9	Compliance with Agreements 71

Section 9.10	Visits and Inspections; Lender Meetings 72

Section 9.11	Covenant to Guaranty and Provide Security 72

Section 9.12	Use of Proceeds 73

Section 9.13	Further Assurances 73

Section 9.14	Non-Consolidation 74

Section 9.15	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions 74

ARTICLE X	FINANCIAL COVENANTS 74

Section 10.1	Consolidated Total Leverage Ratio 74

Section 10.2	Consolidated Interest Coverage Ratio 74

ARTICLE XI	NEGATIVE COVENANTS 74

Section 11.1	Limitations on Indebtedness 74

Section 11.2	Limitations on Liens 76

Section 11.3	Limitations on Investments 79

Section 11.4	Limitations on Fundamental Changes 80

Section 11.5	Limitations on Asset Dispositions 81

Section 11.6	Limitations on Restricted Payments 82

Section 11.7	Transactions with Affiliates 83

Section 11.8	Certain Accounting Changes; Organizational Documents 84

Section 11.9	Limitation on Payments and Modifications of Junior Indebtedness 84

Section 11.10	No Further Negative Pledges; Restrictive Agreements 84

Section 11.11	Nature of Business 85

Section 11.12	Amendments of Other Documents 85

Section 11.13	Sale Leasebacks 86

Section 11.14	Domestic Subsidiaries. 86

ARTICLE XII	DEFAULT AND REMEDIES 86

Section 12.1	Events of Default 86

Section 12.2	Remedies 88

Section 12.3	Rights and Remedies Cumulative; Non-Waiver; etc 89

Section 12.4	Crediting of Payments and Proceeds 90

Section 12.5	Administrative Agent May File Proofs of Claim 90

Section 12.6	Credit Bidding 91

ARTICLE XIII	THE ADMINISTRATIVE AGENT 91

Section 13.1	Appointment and Authority 91

Section 13.2	Rights as a Lender 92

Section 13.3	Exculpatory Provisions 92

Section 13.4	Reliance by the Administrative Agent 93

Section 13.5	Delegation of Duties 93

Section 13.6	Resignation of Administrative Agent 94

Section 13.7	Non-Reliance on Administrative Agent and Other Lenders 95

Section 13.8	No Other Duties, etc 95

Section 13.9	Collateral and Guaranty Matters 95

Section 13.10	Release of Liens and Guarantees of Subsidiaries 96

Section 13.11	Specified Obligations 96

ARTICLE XIV	MISCELLANEOUS 96

Section 14.1	Notices 96

Section 14.2	Amendments, Waivers and Consents 98

Section 14.3	Expenses; Indemnity 100

Section 14.4	Right of Set Off 102

Section 14.5	Governing Law; Jurisdiction, Etc 103

Section 14.6	Waiver of Jury Trial 103

Section 14.7	Reversal of Payments 103

Section 14.8	Injunctive Relief; Punitive Damages 104

Section 14.9	Successors and Assigns; Participations 104

Section 14.10	Confidentiality 108

Section 14.11	Performance of Duties 108

Section 14.12	All Powers Coupled with Interest 109

Section 14.13	Survival 109

Section 14.14	Titles and Captions 109

Section 14.15	Severability of Provisions 109

Section 14.16	Counterparts; Integration; Effectiveness; Electronic Execution 109

Section 14.17	Term of Agreement 110

Section 14.18	USA Patriot Act 110

Section 14.19	Independent Effect of Covenants 110

Section 14.20	Inconsistencies with Other Documents 110

Section 14.21	Defaulting Lenders 110

Section 14.22	Amendment and Restatement; No Novation 113

Section 14.23	Acknowledgment and Consent to Bail-In of EEA Financial Institutions 113

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EXHIBITS
Exhibit A-1    -    Form of Revolving Credit Note
Exhibit A-2    -    Form of Swingline Note
Exhibit A-3    -    Form of Term Loan Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Notice of Account Designation
Exhibit D    -    Form of Notice of Prepayment
Exhibit E    -    Form of Notice of Conversion/Continuation
Exhibit F    -    Form of Officer’s Compliance Certificate
Exhibit G    -    Form of Assignment and Assumption
Exhibit H    -    Form of Subsidiary Guaranty Agreement
Exhibit I    -    Form of Collateral Agreement
Exhibit J    -    Form of Joinder Agreement

Exhibit K-1	- Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)

Exhibit K-2	- Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)

Exhibit K-3	- Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit K-4    -    Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
SCHEDULES
Schedule 1.1A    -    Existing Letters of Credit
Schedule 1.1B    -    Equity Investors
Schedule 1.1C    -    Revolving Credit Commitments
Schedule 1.1D    -    Term Loan Commitments
Schedule 7.1    -    Jurisdictions of Organization and Qualification
Schedule 7.2A    -    Subsidiaries and Capitalization
Schedule 7.2B    -    Material Domestic Subsidiaries and Material First-Tier Foreign Subsidiaries
Schedule 7.9    -    ERISA Plans
Schedule 7.12    -    Material Contracts
Schedule 7.13    -    Labor and Collective Bargaining Agreements
Schedule 7.18    -    Real Property
Schedule 8.1    -    Foreign Subsidiaries excluded from Audit
Schedule 11.1    -    Indebtedness and Guaranty Obligations
Schedule 11.2    -    Existing Liens
Schedule 11.3    -    Existing Loans, Advances and Investments
Schedule 11.7    -    Transactions with Affiliates

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 9, 2015, by and among FOSSIL GROUP, INC., a Delaware corporation (the “Borrower”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof (collectively with the lenders party hereto, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent for the Lenders.
STATEMENT OF PURPOSE
The Borrower, certain subsidiaries of the Borrower party thereto, the lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of May 17, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).
The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement and extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.6.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto.
“Agreement” means this Credit Agreement.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, regulations, permits, licenses and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means (a) with respect to the interest rate margin for Base Rate Loans, 2.50% per annum, (b) with respect to the interest rate margin for LIBOR Rate Loans, 3.50% per annum, and (c) with respect to the Commitment Fee, 0.50% per annum; provided that, if the Term Loans have not been repaid in full solely from the Net Cash Proceeds of one or more Qualified Capital Events on or prior to (i) October 1, 2017, then for purposes of the calculation of interest and fees after such date (subject to clause (ii) below), the Applicable Margin under clause (a) above will automatically increase to 2.75% per annum and the Applicable Margin under clause (b) above will automatically increase to 3.75% per annum and (ii) March 31, 2018, then for purposes of the calculation of interest and fees after such date, the Applicable Margin under clause (a) above will automatically increase to 3.25% per annum and the Applicable Margin under clause (b) above will automatically increase to 4.25% per annum.
In the event that any financial statement or Officer’s Compliance Certificate delivered prior to the Second Amendment Effective Date pursuant to Section 8.1 or 8.2 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 5.1(c) or Section 12.2 or any of their other rights under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Wells Fargo Securities, LLC, in its capacity as “left-side” lead arranger and joint bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners, and their successors.
“Asset Disposition” means the disposition (including any series of related dispositions) of any assets (including, without limitation, any Capital Stock owned) of any Credit Party or any Subsidiary thereof, whether by sale, lease, transfer or otherwise, having a fair market value (including an aggregate fair market value) of $1,000,000 or more. The term “Asset Disposition” shall not include any Equity Issuance. For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness by the Borrower, (b) the sale of any Permitted Warrant Transaction by the Borrower nor (c) the performance by Borrower of its obligations under any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute an Asset Disposition.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 5.8 shall remain in effect, LIBOR for an Interest Period of one month plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).
“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.
“Borrower Materials” has the meaning assigned thereto in Section 8.4.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Dallas, Texas, Charlotte, North Carolina or New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capital Asset” means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing; provided that Permitted Convertible Indebtedness or other debt securities that are or by their terms may be convertible or exchangeable into or for Capital Stock shall not constitute Capital Stock prior to conversion or exchange thereof.
“Cash Collateralize” means, to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lender, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent, the Issuing Lender and the Swingline Lender shall agree, in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Issuing Lender and the Swingline Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than 270 days from the date of creation thereof and currently having one of the three highest ratings obtainable from either Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (or any successor thereto), or Moody’s Investors Service, Inc. (or any successor thereto), (c) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States or any State thereof, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above, (f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above, and (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.
“Cash Management Agreement” means any agreement to provide cash management services, including p-cards (including purchasing cards and commercial cards), treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing

Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.
“Change in Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than twenty-five percent (25%) of the equity securities of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower;
(b)    there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Capital Stock in excess of Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrower to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein; or
(c)    the Borrower shall fail to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of each of the Subsidiary Guarantors (other than any Subsidiary Guarantor (i) that is liquidated, wound-up or dissolved in a transaction permitted under Section 11.4; (ii) that merges, consolidates or combines with another Person in a transaction in which such Subsidiary Guarantor is not the continuing or surviving entity and which is permitted by Section 11.4 or (iii) that ceases to be a Subsidiary as a result of an Asset Disposition that is permitted by Section 11.5).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued by any Governmental Authority (including any regulatory authority) in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment.
“Closing Date” means March 9, 2015, the date of this Agreement and the date on which the amendment and restatement of the Existing Credit Agreement is effective.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.
“Collateral Agreement” means the collateral agreement dated as of the First Amendment Effective Date executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, substantially in the form of Exhibit I.
“Commercial Letter of Credit Facility” means the uncommitted letter of credit facility among Borrower, Fossil Partners, Fossil Group Europe GmbH, Fossil Asia Pacific Ltd. and HSBC evidenced by the letter agreement dated as of November 5, 2012, as the same may be amended, modified, supplemented, renewed, extended or replaced from time to time (including, without limitation, any participation agreement existing from time to time between HSBC and Wells Fargo relating thereto and any replacement thereto provided from time to time by Wells Fargo).
“Commercial Letter of Credit Facility Obligations” means, with respect to letters of credit issued under the Commercial Letter of Credit Facility for the benefit of the Borrower or Fossil Partners (excluding Guaranty Obligations of the Borrower or any Subsidiary for letters of credit issued thereunder for any Foreign Subsidiaries), an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of such letters of credit then outstanding, (b) the aggregate amount of drawings under such letters of credit which have not then been reimbursed and (c) all unpaid interest, fees and expenses related to such letters of credit.
“Commercial Letter of Credit Provider” means HSBC, any participant under the Commercial Letter of Credit Facility and their respective successors and assigns. No Commercial Letter of Credit Provider shall have any rights in connection with the management or release of any Collateral or of the Obligations of any Credit Party under any Loan Document.
“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).
“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.
“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period, plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise tax expense during such period, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv)  the amount of premium payments paid by the Borrower or its Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness, (v) expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, (vi) subject to approval by the Administrative Agent, one-time restructuring charges and reserves in an aggregate amount not to exceed $30,000,000 during the term of this Agreement and (vii) subject to approval by the Administrative Agent in its reasonable discretion, one-time restructuring charges and reserves incurred after the First Amendment Effective Date, in an aggregate amount not to exceed $125,000,000 minus (c) interest income for such period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date.
“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedge Agreements) for such period. For purposes hereof, “interest” shall include interest imputed on the Attributable Indebtedness in respect of any Capital Lease or Synthetic Lease.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.
“Consolidated Total Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of (a) all Indebtedness (other than (i) Attributable Indebtedness with respect to Capital Leases and Synthetic Leases in an amount not to exceed $40,000,000 and (ii) Net Hedging Obligations in an amount not to exceed $25,000,000) of the Borrower and its Subsidiaries minus (b) all undrawn letters of credit (including any undrawn Letters of Credit). For the avoidance of doubt, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof in accordance with Section 1.3 for purposes of determining Consolidated Total Indebtedness.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.
“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Section 12.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 14.21(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, any Term Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 14.21(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 14.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 14.9(b)(iii)).
“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliate.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law brought by any Person, including, without limitation, any and all claims by Governmental Authorities for cleanup, removal, response or remedial actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment from Hazardous Materials.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of any hazardous waste (as defined by 42 U.S.C. §6903(5)), hazardous substance (as defined by 42 U.S.C. §9601(14)), hazardous material (as defined by 49 U.S.C. §5102(2)), toxic pollutant (as listed pursuant to 33 U.S.C. §1317), or pollutant or contaminant (as pollutant or contaminant is defined in 33 U.S.C. §9601(33)).
“Equity Investors” means, collectively, the Persons listed on Schedule 1.1B attached hereto who constitute senior management of the Borrower on the Closing Date and who own Capital Stock of the Borrower on the Closing Date.
“Equity Issuance” means any issuance by any Credit Party or any Subsidiary thereof to any Person that is not a Credit Party of (i) shares of its Capital Stock, (ii) any shares of its Capital Stock pursuant to the exercise of options or warrants or (iii) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity (other than, in each case, any issuance pursuant to any Permitted Convertible Indebtedness (irrespective of whether settled in Capital Stock and/or cash) and/or Permitted Warrant Transaction (irrespective of whether settled in Capital Stock and/or cash)). The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.
“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned thereto in the Statement of Purpose.
“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1A.
“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into with the implementation of such sections of the Code.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that, if such rate is not so published for any day which is a Business Day, “Federal Funds

Rate” means the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” means the fee letter agreement dated April 15, 2013 among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC (as supplemented by the fee letter agreement dated February 13, 2015 among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC).
“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated as of the First Amendment Effective Date.
“First Amendment Effective Date” means August 8, 2016.
“Fiscal Quarter” means one of the four (4) periods falling in each Fiscal Year, each such period being thirteen (13) weeks in duration, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the last Saturday closest to December 31.
“Fiscal Year” means the fifty–two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Prepayment Event” has the meaning assigned to such term in Section 4.4(b)(vi).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Pledge Agreements” means pledge and security agreements or other agreements entered into in connection with the First Amendment or in accordance with Section 9.11 that are valid and enforceable under the laws of the foreign jurisdictions in which the Material First-Tier Foreign Subsidiaries are organized, in each case at the Administrative Agent’s request and in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Administrative Agent, for the benefit of the Secured Parties and as security for the Obligations, is granted a security interest (or the equivalent under the applicable foreign laws) in sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Material First-Tier Foreign Subsidiary.
“Fossil Partners” means Fossil Partners, L.P.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty Obligation” means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, hazardous materials, solid waste, special waste, extremely hazardous waste, hazardous constituent, restricted hazardous waste, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are listed, defined, designated or classified as, or otherwise determined by any Environmental Law to be hazardous, ignitable, dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment, or (c) which contain, without limitation, asbestos in friable form, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum or petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices. For the avoidance of doubt, the term “Hedge Agreement” shall not include the agreements and arrangements entered into to effect the Permitted Bond Hedge Transaction or the Permitted Warrant Transaction.
“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article XI, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate

of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP:
(a)    all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;
(b)    all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except (i) trade payables arising in the ordinary course of business not more than ninety (90) days past due, or (ii) that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
(c)    the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)    all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payable arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;
(g)    all obligations of any such Person in respect of Disqualified Capital Stock;
(h)    all Net Hedging Obligations of any such Person; and
(i)    all Guaranty Obligations of any such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. For the avoidance of doubt, the obligations of the Borrower under any Permitted Warrant Transaction shall not constitute Indebtedness. Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof without giving effect to FASB ASC 825 and FASB ASC 470-20 (or any similar accounting principle). For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.
“HSBC” means The Hong Kong and Shanghai Banking Corporation Limited.
“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.
“Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 4.1.
“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
“Interest Period” has the meaning assigned thereto in Section 5.1(b).
“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement.
“Investments” has the meaning assigned thereto in Section 11.3.
“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.
“Issuing Lender” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, Wells Fargo, in its capacity as issuer thereof, or any successor thereto and (b) with respect to the Existing Letters of Credit, Wells Fargo, in its capacity as issuer thereof.
“Joinder Agreement” means an agreement entered into in accordance with Section 9.11 that is substantially in the form attached as Exhibit J or in such other form as may be acceptable to the Administrative Agent.
“Junior Indebtedness” means, collectively, (a) all Subordinated Indebtedness and (b) unsecured Indebtedness permitted under Section 11.1(n).
“L/C Commitment” means the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Credit Commitment.
“L/C Facility” means the letter of credit facility established pursuant to Article III.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
“L/C Participants” means the collective reference to all the Revolving Credit Lenders.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Lender and the Swingline Lender.
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.
“Letter of Credit Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.
“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.
“LIBOR” means,
(a)    for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, if LIBOR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 minus the Eurodollar Reserve Percentage
“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a) (other than any Loan bearing interest at the Base Rate which is determined by reference to the LIBOR Rate).
“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Subsidiary Guaranty Agreement, the Fee Letter and each other document, instrument, certificate and agreement required to be executed and delivered by any Credit Party or any of its Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Specified Hedge Agreement, any Specified Cash Management Arrangement and any documentation for the Commercial Letter of Credit Facility).
“Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans, and “Loan” means any of such Loans.
“Material Adverse Effect” means a material adverse effect on (a) the properties, business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of any such Person or Persons referred to in clause (a) preceding (either individually or taken as a whole as provided therein) to perform its or their obligations under the Loan Documents to which it is or they are (as applicable) a party.
“Material Contract” means any agreement to which any Credit Party or any Subsidiary thereof is a party that is of the type referred to as a “material definitive agreement” in Form 8-K or required to be attached as an exhibit to a filing in accordance with Item 601 of Regulation S-K as promulgated by the SEC.
“Material Domestic Subsidiary” means each Domestic Subsidiary of the Borrower existing on the Closing Date or acquired or created or existing after the Closing Date which, at any time on or after the Closing Date, has assets having an aggregate book value (determined in accordance with GAAP and subject to the terms of Section 1.3(d)) of greater than $50,000,000 as determined in accordance with Section 8.1(c). For avoidance of doubt, once it has been so determined that any Domestic Subsidiary has assets which meet such threshold, then such Domestic Subsidiary shall thereupon and at all times thereafter be deemed to be a “Material Domestic Subsidiary” for purposes of this Agreement, irrespective of any subsequent change in its assets.
“Material First-Tier Foreign Subsidiary” means each Foreign Subsidiary of the Borrower existing on the Closing Date or acquired or created or existing after the Closing Date which is owned directly by the Borrower and/or one or more Domestic Subsidiaries and which, at any time on or after the Closing Date, has assets having an aggregate book value (determined in accordance with GAAP and subject to the terms of Section 1.3(d)) of greater than $50,000,000 for two consecutive Fiscal Quarters as determined in accordance with Section 8.1(c). For avoidance of doubt, once it has been so determined that any such Foreign

Subsidiary has assets which meet such threshold, then such Foreign Subsidiary shall thereupon and at all times thereafter be deemed to be a “Material First-Tier Foreign Subsidiary” for purposes of this Agreement, irrespective of any subsequent change in its assets.
“Maximum Swingline Amount” means the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Revolving Credit Commitment.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their reasonable discretion.
“Moody’s Rating” means the private or public corporate family rating of the Borrower and its Subsidiaries from Moody’s Investor Service, Inc., and any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.
“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such disposition and any other fees and expenses incurred in connection with such disposition and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such disposition, (b) with respect to any Insurance and Condemnation Event, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less the sum of (i) all fees and expenses in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) subject to such Insurance and Condemnation Event, which Indebtedness is required to be repaid in connection therewith, (c) with respect to any Debt Issuance or Equity Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith less, in the case of Permitted Convertible Indebtedness, the cost of all Permitted Bond Hedge Transactions purchased by the Borrower in connection with any such Debt Issuance (calculated net of the proceeds of any Permitted Warrant Transactions sold by the Borrower concurrently with the purchase of such Permitted Bond Hedge Transactions) and (d) with respect to any cash dividend received from one or more Foreign Subsidiaries by the Borrower or any Domestic Subsidiary, the gross cash proceeds received by any Credit Party or any of its Domestic Subsidiaries therefrom less all taxes assessed by a Governmental Authority as a result of such event and any other reasonable and customary fees and expenses incurred in connection therewith.
“Net Hedging Obligations” means, as of any date, the Termination Value of any Hedge Agreement on such date.
“Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 14.2, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.
“Non-Material Foreign Subsidiary” means a Foreign Subsidiary which, at any date of determination, has assets having an aggregate book value (determined in accordance with GAAP) of $20,000,000 or less.
“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.
“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).
“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.
“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all Specified Obligations and (d) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any one or more of the Credit Parties to any one or more of the Secured Parties or the Administrative Agent, in each case under any Loan Document or otherwise, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note (including interest and fees that accrue after the commencement by or against the Borrower or any other Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding); provided that (i) the Specified Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of the Specified Obligations. For the avoidance of doubt, the term “Obligations” shall not include any payments or other obligations in respect of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.
“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12(b)).
“Participant” has the meaning assigned thereto in Section 14.9(d).
“Participant Register” has the meaning assigned thereto in Section 14.9(d).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code and which (a) is maintained for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliates.
“Permitted Acquisition” means any acquisition by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements:
(a)    no less than fifteen (15) Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice of such acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such acquisition;
(b)    the Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;
(c)    the Person or business to be acquired shall be in a substantially similar line of business as the Borrower and its Subsidiaries pursuant to Section 11.11;
(d)    if such transaction is a merger or consolidation, the Borrower or a Subsidiary shall be the surviving Person and no Change in Control shall have been effected thereby;
(e)    the Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to Section 9.11 to be delivered at the time required pursuant to Section 9.11;
(f)    no later than five (5) Business Days prior to the proposed closing date of such acquisition, the Borrower, to the extent requested by the Administrative Agent, (i) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) shall have delivered to (including via arrangement for the Administrative Agent to have access to virtual data-rooms, if applicable), or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence

Information, which shall be in form and substance reasonably satisfactory to the Administrative Agent;
(g)    no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith;
(h)    the Borrower shall demonstrate, in form and substance reasonably satisfactory to the Administrative Agent, that the entity to be acquired had Consolidated EBITDA for the four (4) Fiscal Quarter period ended immediately prior to the proposed closing date of such acquisition that either (i) was positive or (ii) was negative in an amount not to exceed $10,000,000;
(i)    after giving effect to the acquisition, at least $50,000,000 in availability shall exist under the Revolving Credit Facility; and
(j)    the Borrower shall provide such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with the acquisition.
“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, deferred payments or Capital Stock of the Borrower, net of the applicable acquired company’s cash and Cash Equivalents balance (as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition), to be paid in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.
“Permitted Acquisition Diligence Information” means, with respect to any acquisition proposed by the Borrower or any Subsidiary, to the extent applicable, all material financial information, all material contracts, all material customer lists, all material supply agreements and all other material information, in each case, reasonably requested to be delivered to the Administrative Agent in connection with such acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).
“Permitted Acquisition Documents” means, with respect to any acquisition proposed by the Borrower or any Subsidiary, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document of a material nature executed or delivered in connection therewith and any amendment, modification or supplement to any of the foregoing.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith).

“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower.

“Permitted Liens” means the Liens permitted pursuant to Section 11.2.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning assigned thereto in Section 8.4.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, subject to the proviso below and for purposes of calculating certain definitions and compliance with any test or financial covenant under this Agreement for any period, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all of the Capital Stock of a Subsidiary or any division, business unit, product line or line of business, shall be excluded and (ii) in the case of a Permitted Acquisition, shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact), (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith, which Indebtedness, if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided, that the foregoing pro forma adjustments may be applied to any such definition, test or financial covenant solely to the extent that such adjustments (1) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and (2) are calculated on a basis consistent with GAAP and Regulation S-X of the Exchange Act.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Public Lenders” has the meaning assigned thereto in Section 8.4.
“Qualified Capital Event” means (a) any Debt Issuance under Section 11.1(n), (b) any Equity Issuance of Qualified Capital Stock of the Borrower (other than the issuance and sale of any Permitted Warrant Transaction or the issuance of any Capital Stock pursuant to any Permitted Warrant Transaction), (c) any Asset Disposition under Section 11.5(k), (l) or (p), and (d) any cash dividends received from one or more Foreign Subsidiaries by the Borrower or any Domestic Subsidiary.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.
“Register” has the meaning assigned thereto in Section 14.9(c).
“Reimbursement Obligation” means the obligation of the Borrower (and, in the case of the Existing Letters of Credit, Fossil Partners) to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means, as to any Person, the chief executive officer, president, executive vice president, vice president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Payments” has the meaning assigned thereto in Section 11.6.
“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof.

The aggregate Revolving Credit Commitment of all Revolving Credit Lenders on the Second Amendment Effective Date shall be $850,000,000, and the Revolving Credit Commitment of each Lender is set forth on Schedule 1.1C to the Second Amendment.
“Revolving Credit Commitment Percentage” means, as to any Revolving Credit Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitment of all the Revolving Credit Lenders.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.
“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.
“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to the Revolving Credit Facility.
“Revolving Credit Maturity Date” means the earliest to occur of (a) May 17, 2019, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 12.2(a).
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date in respect of Letters of Credit and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“S&P Rating” means the private or public corporate family rating of the Borrower and its Subsidiaries from Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means the Second Amendment to Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date.
“Second Amendment Effective Date” means March 10, 2017.
“Secured Parties” means collectively, the Lenders, the Administrative Agent, the Swingline Lender, any Issuing Lender, any Hedge Bank, any Cash Management Bank, any Commercial Letter of Credit Provider, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.
“Security Documents” means the collective reference to the Collateral Agreement, Foreign Subsidiary Pledge Agreements, each Joinder Agreement and each other agreement or writing entered into on the First Amendment Effective Date or in accordance with Section 9.11 or otherwise that is pursuant to which any Credit Party purports to pledge or grant a security interest in or other Lien on any Property or assets securing the Obligations (or any party thereof) or any such Person purports to guaranty the payment and/or performance of the Obligations (or any part thereof).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Cash Management Arrangement” means any Cash Management Agreement entered into by (a) any Credit Party and (b) any Cash Management Bank, as counterparty. No Cash Management Bank that is a party to a Specified Cash Management Arrangement shall have any rights in connection with the management or release of any Collateral or of the Obligations of any Credit Party under any Loan Document.
“Specified Cash Management Obligations” means all existing or future payment and other obligations owing by any Credit Party under any Specified Cash Management Arrangement.
“Specified Hedge Agreement” means any Hedge Agreement entered into by (a) any Credit Party and (b) Hedge Bank. No Hedge Bank that is a party to a Specified Hedge Agreement shall have any rights in connection with the management or release of any Collateral or of the Obligations of any Credit Party under any Loan Document.
“Specified Hedge Obligations” means all existing or future payment and other obligations owing by any Credit Party under any Specified Hedge Agreement (other than an Excluded Swap Obligation).
“Specified Obligations” means, collectively, (a) all Specified Hedge Obligations, (b) all Specified Cash Management Obligations and (c) all Commercial Letter of Credit Facility Obligations.
“Specified Transactions” means (a) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of the Borrower or any division, business unit, product line or line of business, (b) any Permitted Acquisition, (c) any incurrence of Indebtedness, (d) the classification of any asset, business unit, division or line of business as a discontinued operation and (e) the Transactions.
“Subordinated Indebtedness” means the collective reference to any Indebtedness of any Credit Party or any Subsidiary thereof subordinated in right and time of payment to the Obligations pursuant to a written agreement between the applicable subordinated lender, the Administrative Agent and the applicable Credit Party or Subsidiary, and containing such other terms and conditions, in each case as are reasonably satisfactory to the Administrative Agent.
“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.
“Subsidiary Guarantors” means, collectively, all direct and indirect Material Domestic Subsidiaries of the Borrower in existence on the First Amendment Effective Date or which are or hereafter become a party to the Subsidiary Guaranty Agreement pursuant to Section 9.11.
“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement dated as of the First Amendment Effective Date executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit and the Secured Parties, substantially in the form attached as Exhibit H.
“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Facility” means the uncommitted swingline facility established pursuant to Section 2.2.
“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.
“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A‑2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan to the account of the Borrower hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Lenders on the Closing Date shall be $231,250,000, and the Term Loan Commitment of each Lender is set forth on Schedule 1.1D. As of the Second Amendment Effective Date, after giving effective to the terms of the Second Amendment and required prepayment of the Term Loans in connection therewith, the outstanding principal balance of the Term Loans is $187,500,000.
“Term Loan Facility” means the term loan facility established pursuant to Article IV.
“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.
“Term Loan Maturity Date” means the earliest to occur of (a) May 17, 2019 or (b) the date of termination of the Revolving Credit Commitment pursuant to Section 12.2(a).
“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.
“Term Loans” means the Initial Term Loans and “Term Loan” means any of such Term Loans.
“Termination Event” means, except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan or Multiemployer Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 or Section 430(k) of the Code or Section 302 or Section 303(k) of ERISA, or (g) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA.
“Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Threshold Amount” means $25,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding principal amount of Term Loans of such Lender at such time.
“Transactions” means, collectively, (a) the refinancing of all Indebtedness under the Existing Credit Agreement on the Closing Date, (b) the initial Extensions of Credit, and (c) the payment of the all transaction fees, charges and other amounts related to this Credit Facility (including, without limitation, any financing fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), incurred in connection with items (a) through (b) above.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.
“United States” means the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g)(ii)(B)(3).
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly‑Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.3    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared, in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(b), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and all financial covenants contained herein shall be calculated, without giving effect to FASB ASC 825 and FASB ASC 470-20 (or any similar accounting principle). For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.
(b)    Notwithstanding anything to the contrary in this Agreement, for purposes of determining compliance with any test or financial covenant contained in this Agreement (including for purposes of determining the Applicable Margin) with respect to any period during which any Specified Transaction occurs, such test or financial covenant shall be calculated with respect to such period and such Specified Transaction (and all other Specified Transactions that have been consummated during such period) on a Pro Forma Basis.

(c)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(d)    Notwithstanding anything to the contrary contained in Section 1.3(a) above or the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases that would have constituted capital leases under GAAP as in effect at the time of the Second Amendment Effective Date shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith. For the avoidance of doubt, any leases in existence as of the Second Amendment Effective Date or leases acquired or entered into after the Second Amendment Effective Date, in each case, as such leases may be amended, restated, amended and restated, supplemented, extended, renewed or otherwise modified, that are or would be classified as operating leases under GAAP as in effect at the time of the Second Amendment Effective Date shall not constitute “Capital Leases” under the terms of this Agreement.
Section 1.4    UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
Section 1.5    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.6    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
Section 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
Section 1.8    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

ARTICLE II
REVOLVING CREDIT FACILITY
Section 2.1    Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.
Section 2.2    Swingline Loans.
(a)    Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender may (or may not) in its discretion from time to time make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Maximum Swingline Amount.
(b)    Refunding.
(i)    Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.
(ii)    The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 13.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).
(iii)    Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if, prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 12.1(i) or (j) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).
(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 14.21.
Section 2.3    Procedure for Advances of Revolving Credit Loans and Swingline Loans.
(a)    Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 12:00 noon (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans (other than Swingline Loans), in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof, provided that any borrowing of Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the Revolving Credit Commitment or that is required to finance the amount of a Reimbursement Obligation under a Letter of Credit, (y) with respect to LIBOR Rate Loans, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans, in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan, whether such Loan is to be a LIBOR Rate Loan or a Base Rate Loan, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 12:00 noon shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.
(b)    Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).
Section 2.4    Repayment and Prepayment of Revolving Credit Loans and Swingline Loans.
(a)    Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.
(b)    Mandatory Prepayments due to Overadvances. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay, immediately upon notice from the Administrative Agent and by payment to the Administrative Agent for the account of the Revolving Credit Lenders, an amount equal to such excess, with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 12.2(b)).
(c)    Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 12:00 noon (i) on the same Business Day as each date of prepayment of a Base Rate Loan or Swingline Loan and (ii) at least three (3) Business Days before each date of prepayment of a LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving

Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be, except for mandatory prepayments required under Section 2.4(b) or Section 4.4(b), in an aggregate amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Each notice of reduction and prepayment in full of the entire Revolving Credit Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other Indebtedness, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent received on or prior to the specified effective date of such reduction, if such condition is not satisfied.
(d)    Other Mandatory Prepayments. Upon the occurrence of any event triggering the prepayment requirement under Section 4.4(b), if any proceeds remain after the prepayment of the Term Loan Facility pursuant to Section 4.4(b), the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Revolving Credit Loans under this Section shall be applied on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans and shall reduce the Revolving Credit Commitment solely to the extent required under Section 2.5(b), with any remaining proceeds after all Revolving Credit Loans have been paid to be retained by the Borrower (subject to any additional repayments and Cash Collateral required under Section 2.4(b)).
(e)    Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
(f)    Hedge Agreements. No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement.
Section 2.5    Permanent Reduction of the Revolving Credit Commitment.
(a)    Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.
(b)    Mandatory Reduction. If at any time excess proceeds remain after prepayment of the Term Loan Facility pursuant to Section 4.4(b) resulting from the occurrence of any event triggering prepayment under Section 4.4(b)(iii), the Revolving Credit Commitment shall be permanently reduced on the date of such required prepayment by an amount equal to the amount of such excess proceeds; provided that (i) any such excess proceeds shall only be required to reduce the Revolving Credit Commitment under this clause (b) to the extent the aggregate amount of such excess proceeds exceed $6,250,000, (ii) no more than $50,000,000 of the Revolving Credit Commitment shall be permanently reduced under this clause (b) and

(iii) any Revolving Credit Commitment reductions under this clause (b) shall be rounded downward to the nearest $1,000,000 increment.
(c)    Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and, if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 12.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment, the L/C Commitment, the Swingline Facility and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
Section 2.6    Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitment, as well as the L/C Commitment, shall terminate on the Revolving Credit Maturity Date.
ARTICLE III
LETTER OF CREDIT FACILITY
Section 3.1    L/C Commitment.
(a)    Availability. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue performance standby letters of credit and, at the sole discretion of the Issuing Lender, financial standby letters of credit (the “Letters of Credit”) for the account of the Borrower (or, in the case of the Existing Letters of Credit, for the account of Fossil Partners) on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $50,000 (or such lesser amount as agreed to by the Issuing Lender), (ii) be a letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other

Loan Documents, a Letter of Credit issued and outstanding hereunder. The L/C Commitment shall automatically terminate concurrently with the termination of the Revolving Credit Commitment.
(b)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 14.21.
Section 3.2    Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Revolving Credit Lender of such issuance and, upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
Section 3.3    Commissions and Other Charges.
(a)    Letter of Credit Commissions. Subject to Section 14.21(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.
(b)    Fronting Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, a fronting fee with respect to each Letter of Credit as separately agreed by the Borrower and the Issuing Lender in the Fee Letter. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.
(c)    Other Costs. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.4    L/C Participations.
(a)    The Issuing Lender irrevocably agrees to grant, and hereby grants, to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender, upon demand at the Issuing Lender’s address for notices specified herein, an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)    Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(c)    Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
Section 3.5    Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees, and, in the case of the Existing Letters of Credit, the Borrower agrees to cause Fossil Partners, to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan as a Base Rate Loan on such date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.
Section 3.6    Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligations) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
Section 3.7    Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
Section 3.8    Guaranty by the Borrower of Reimbursement Obligations under Existing Letters of Credit. The Borrower hereby guarantees the payment, promptly when due, of all Reimbursement Obligations of Fossil Partners with respect to the Existing Letters of Credit.
ARTICLE IV
TERM LOAN FACILITY
Section 4.1    Initial Term Loan. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date. Pursuant to Section 14.22, the funding of the Initial Term Loan on the Closing Date shall fully refinance the outstanding “Initial Term Loans” under the Existing Credit Agreement. The Term Loan Commitment of each Term Loan Lender shall terminate upon the funding by such Term Loan Lender of its Initial Term Loan on the Closing Date.

Section 4.2    Procedure for Advance of Initial Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 12:00 p.m. on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 2:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
Section 4.3    Repayment of Initial Term Loan. Effective as of the Second Amendment Effective Date, the Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan as of the Second Amendment Effective Date (a) in consecutive quarterly installments on the last Business Day of (a) each of March, June, September and December commencing June 30, 2017 through and including March 31, 2018 and (b) in consecutive monthly installments on the last Business Day of each month thereafter, as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT
2017	June 30	$6,250,000
	September 30	$6,250,000
	December 31	$6,250,000
2018	March 31	$6,250,000
	April 30	$4,166,666.67
	May 31	$4,166,666.67
	June 30	$4,166,666.67
	July 31	$4,166,666.67
	August 31	$4,166,666.67
	September 30	$4,166,666.67
	October 31	$4,166,666.67
	November 30	$4,166,666.67
	December 31	$4,166,666.67
2019	January 31	$4,166,666.67
	February 28	$4,166,666.67
	March 31	$4,166,666.67
	April 30	$4,166,666.67
	Term Loan Maturity Date	Outstanding Balance
If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.
Section 4.4    Prepayments of Term Loans.

(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day in the case of Base Rate Loans and (ii) at least three (3) Business Days’ notice in the case of LIBOR Rate Loans, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Initial Term Loan as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment.
(b)    Mandatory Prepayments.
(i)    Asset Dispositions. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition by any Credit Party or any of its Subsidiaries. Such prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Subsidiaries, provided that (A) so long as no Default or Event of Default has occurred and is continuing and the Term Loans have been paid in full, no prepayments shall be required hereunder in connection with up to $40,000,000 of aggregate Net Cash Proceeds from Asset Dispositions by any Credit Party or any of its Subsidiaries during the term of this Agreement which are reinvested by any Credit Party or any of its Subsidiaries in assets used or useful in the business of the Credit Party and its Subsidiaries within one hundred eighty (180) days after receipt of such Net Cash Proceeds by the applicable Credit Party or Subsidiary, provided, that any portion of the Net Cash Proceeds not actually reinvested within such one hundred eighty (180) day period shall be prepaid in accordance with this Section, or (B) so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with any Asset Disposition permitted pursuant to Section 11.5 other than any Asset Disposition permitted under Section 11.5(k), (l) or (p).
(ii)    Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds in excess of $1,000,000 per incident from any Insurance and Condemnation Event by any Credit Party or any of its Subsidiaries. Such prepayments shall be made within five (5) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by such Credit Party or such Subsidiary; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with Net Cash Proceeds from Insurance and Condemnation Events by any Credit Party or any of its Subsidiaries which are reinvested in assets within one hundred eighty (180) days after receipt of such Net Cash Proceeds by such Credit Party or such Subsidiary; provided, that any portion of the Net Cash Proceeds not actually reinvested within such one hundred eighty (180) day period shall be prepaid in accordance with this Section, unless the insurance proceeds are being used to rebuild or repair the affected property and the rebuilding or repairs have commenced and are proceeding in a commercially reasonable manner.
(iii)    Debt Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%)

of the aggregate Net Cash Proceeds from any Debt Issuance pursuant to Section 11.1(n). Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.
(iv)    Qualified Capital Events. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any cash dividends described under clause (d) of the definition of Qualified Capital Event and any Equity Issuance of Qualified Capital Stock of the Borrower described under clause (b) of the definition of Qualified Capital Event. Such prepayments shall be made within three (3) Business Days after the date of receipt of such Net Cash Proceeds.
(v)    Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: first, to prepay the Term Loans on a pro rata basis (each such prepayment to be applied on a pro rata basis to the remaining scheduled principal installments within each tranche) and second, after prepayment in full of the Term Loan and with respect to the initial $50,000,000 of Net Cash Proceeds from any event triggering a prepayment requirement under clause (iii) above in the aggregate, to (A) permanently reduce the Revolving Credit Commitment pursuant to Section 2.5(b), and (B) repay outstanding Revolving Credit Loans in accordance with Section 2.4(d) and third, with respect to any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(d), without a corresponding reduction in the Revolving Credit Commitment.
(vi)    Certain Exceptions for Foreign Subsidiaries. Notwithstanding the provisions of clauses (i), (ii) and (iii) of this Section 4.4(b), (A) to the extent that any of or all the Net Cash Proceeds of any Asset Disposition, Insurance and Condemnation Event or Debt Issuances by a Foreign Subsidiary giving rise to prepayment event pursuant to this Section 4.4(b) (a “Foreign Prepayment Event”) are prohibited or delayed by a contractual restriction not entered into in anticipation thereof or applicable local law, rule or regulation (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 4.4(b), but may be retained by the applicable Foreign Subsidiary so long as such contractual restriction or the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation, without violating local law), and once such repatriation of any of such affected Net Cash Proceeds is permitted under such contractual restriction or the applicable local law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied to the repayment of the Loans pursuant to this Section 4.4(b) and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) as reasonably determined by the Borrower with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Borrower and applied to repay the Loans); provided that, in the case of this clause (B), no such Net Cash Proceeds shall be used to prepay or Cash Collateralize any Indebtedness of the Borrower or any Subsidiary (other than the Loans).
(vii)    No Reborrowings. Amounts prepaid under the Term Loans pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.
ARTICLE V
GENERAL LOAN PROVISIONS
Section 5.1    Interest.
(a)    Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) the Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.
(b)    Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1) week, one (1) month, two (2) months, three (3) months or six (6) months; provided that:
(i)    the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(ii)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(iii)    any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(iv)    no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and
(v)    there shall be no more than ten (10) outstanding Interest Periods in effect at any time.

(c)    Default Rate. Subject to Section 12.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 12.1(a), (b), (i) or (j), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(d)    Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2015; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period; provided that, on and after April 1, 2018, (i) interest on each Base Rate Loan that is a Term Loan shall be due and payable in arrears on the last Business Day of each calendar month and (ii) interest on each LIBOR Rate Loan that is a Term Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over one (1) month, then interest on each LIBOR Rate Loan that is a Term Loan shall be due and payable at the end of each one (1) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(e)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.
Section 5.2    Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 12:00 noon three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
Section 5.3    Fees.
(a)    Commitment Fee. Commencing on the Closing Date, subject to Section 14.21(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non‑refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that (i) the amount of outstanding Swingline Loans shall not be considered usage, and (ii) the amount of issued and outstanding undrawn Letters of Credit shall be considered usage, in each case of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2015 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or have been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.
(b)    Lender Fee. If the Term Loans have not been paid in full solely from the Net Cash Proceeds of one or more Qualified Capital Events on or prior to March 31, 2018, then on May 18, 2018, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders who have a Commitment and/or Loans hereunder as of May 18, 2018, a fee equal to 0.25% times the outstanding principal amount of Total Credit Exposure of each Lender on such date. Such fee shall be distributed by the Administrative Agent to the Lenders in accordance with such Lenders’ respective Total Credit Exposure.
(c)    Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. The Borrower shall pay to the applicable Lender(s) such fees as shall have been separately agreed upon (pursuant to the Fee Letter or otherwise) in writing in the amounts and at the times so specified.

Section 5.4    Manner of Payment.
(a)    Sharing of Payments. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement (or any of them) shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds, and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent, and any amount payable to any Lender under Section 5.9, 5.10, 5.11 or 14.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
(b)    Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 14.21(a)(ii).
(c)    Authorization regarding Certain Payments. To facilitate the payment of certain amounts payable under this Agreement and the other Loan Documents, the Borrower (i) shall maintain at least one of its principal deposit accounts with Wells Fargo (or any successor Administrative Agent) and (ii) authorizes the Administrative Agent to charge such deposit account and/or any other deposit account maintained by the Borrower with Wells Fargo (or any successor Administrative Agent), up to the amount available therein, in order to pay any principal (including unreimbursed amounts drawn under Letters of Credit), interest or fees then due by the Borrower under this Agreement, any Note or the Fee Letter (but excluding costs and expenses or indemnification obligations payable under Section 14.3). The Borrower acknowledges and agrees that (A) the Administrative Agent shall not be obligated to effectuate any such charge referred to in this Section 5.4(c), (B) if and to the extent that the Administrative Agent does effectuate any such charge, the same may cause an overdraft which may result in the depository bank’s refusal to honor other items drawn on such account until adequate deposits are made to such account, and (C) if and to the extent that such a charge is not made, the Borrower is nonetheless obligated to pay all such amounts when due in accordance with this Agreement, the Notes and/or the Fee Letter (as applicable).

Section 5.5    Evidence of Indebtedness.
(a)    Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note and/or a Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)    Participations. In addition to the accounts and records referred to in Section 5.5(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 5.6    Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 5.9, 5.10, 5.11 or 14.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
Section 5.7    Obligations of Lenders.
(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 1:00 p.m. on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)    Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)    Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

Section 5.8    Changed Circumstances.
(a)    Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.
(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.

Section 5.9    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the factual basis for, and calculations used in, determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
Section 5.10    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
(ii)    subject any Recipient to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.11 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or
(iii)    impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Lender of making, converting to, continuing or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Lender, the Borrower shall promptly pay to any such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the factual basis for, and calculations used in, determining such amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 5.10(a) or 5.10(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six‑month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 5.11    Taxes.
(a)    Defined Terms. For purposes of this Section 5.11, the term “Lender” includes the Issuing Lender and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear and without deduction or withholding for any Taxes; except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to indemnify the Administrative Agent, any Lender or the Issuing Lender for any amount in respect of any such penalties, interest or reasonable expenses if written demand therefor was not made by the Administrative Agent, such Lender or the Issuing Lender within 180 days from the date on which such party makes payment for such penalties, interest or expenses; provided further that the foregoing limitation shall not apply to any such penalties, interest or reasonable expenses arising out of the retroactive application of any such Indemnified Tax. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.11(g)(ii)(A), 5.11(g)(ii)(B)

and 5.11(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender,

the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 5.12    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a) within ten (10) Business Days following such request for compensation or request for payment, or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 14.9;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law;
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.13    [Intentionally Omitted].
Section 5.14    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Lender or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 14.21(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 14.21 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 14.21, the Person providing Cash Collateral, the Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
ARTICLE VI
CONDITIONS OF CLOSING AND BORROWING
Section 6.1    Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and thereby to effect the amendment and restatement of the Existing Credit Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions precedent:
(a)    Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note and a Swingline Note in favor of the Swingline Lender, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of such Person contained in this Agreement and the other Loan Documents are true, correct and complete and (B) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.
(ii)    Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation, partnership agreement, trust agreement or other applicable governing document of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the Transactions and all other transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).
(iii)    Certificates of Existence and Good Standing. Certificates as of a recent date of the legal existence and good standing of each Credit Party under the laws of its jurisdiction of organization or formation (or equivalent) and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.
(iv)    Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall request.
(v)    Tax Forms. Copies of the United States Internal Revenue Service forms required by Section 5.11(g).
(c)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the Transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii)    No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the Transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.
(d)    Financial Matters.
(i)    Financial Statements. The Administrative Agent shall have received the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the Fiscal Year 2014, and the related audited statements of income and stockholders’ equity and cash flows for the Fiscal Year then ended.
(ii)    Payment at Closing. The Borrower shall have paid (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus (unless not required by the Administrative Agent) such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the Transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(e)    Miscellaneous.
(i)    Debt Ratings. The Borrower and its Subsidiaries shall have received (A) a Moody’s Rating of Baa3 (with a stable or better outlook) or a higher rating and (B) an S&P Rating of BBB- (with a stable or better outlook) or a higher rating.
(ii)    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(iii)    Existing Credit Agreement. The Indebtedness outstanding under the Existing Credit Agreement shall have been refinanced, or shall be refinancing substantially simultaneously with the initial Extensions of Credit.
(iv)    PATRIOT Act. The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the Act, applicable “know your customer” and anti-money laundering rules and regulations.
(v)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
Without limiting the generality of the provisions of the last paragraph of Section 13.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 6.2    Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or to convert or continue any Loans and/or the obligation of the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article VII shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty expressly made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of such respective dates.
(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.
(c)    Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a) or Section 5.2, as applicable.
(d)    No Material Adverse Effect. No event shall have occurred or circumstance shall exist that (either alone or in combination with other events or circumstances) has had, or could reasonably be expected to have, a Material Adverse Effect.
(e)    Use of Proceeds. The Borrower shall represent and warrant that the proceeds of any Extension of Credit hereunder will be used for working capital purposes and other uses of cash in the ordinary course of business and consistent with past practices, but excluding cash to be held on the balance sheet of the Borrower and its Subsidiaries for more than two (2) consecutive Business Days; provided, that the Borrower may use proceeds of Loans hereunder to repay intercompany loans made by Foreign Subsidiaries to the Borrower that have not been outstanding for more than 30 days in an amount not to exceed the initial amount of such intercompany loans, which such amounts may be held on the balance sheet of such Foreign Subsidiary. The Borrower shall specifically describe the use of proceeds from any Extension of Credit in the applicable Notice of Borrowing.

(f)    Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.
(g)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and on and as of each borrowing, continuation, conversion, issuance or extension date hereunder, that:
Section 7.1    Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization, except in jurisdictions where the failure to be so qualified and authorized to do business could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1. No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.
Section 7.2    Subsidiaries and Capitalization; Material Domestic Subsidiaries and Material First-Tier Foreign Subsidiaries. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2A. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable (subject to capital calls for non-corporations), with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights, except as described in Schedule 7.2A. The shareholders or other owners, as applicable, of each Credit Party (other than Borrower) and the Material First-Tier Foreign Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2A. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any Credit Party (other than Borrower) or any Material First-Tier Foreign Subsidiary, except as described on Schedule 7.2A. Each Material Domestic Subsidiary of the Borrower as of the Closing Date, and each Material First-Tier Foreign Subsidiary of the Borrower as of the Closing Date, is listed on Schedule 7.2B.
Section 7.3    Authorization Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by any Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
Section 7.4    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Material First-Tier Foreign Subsidiary of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Material First-Tier Foreign Subsidiary, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Material First-Tier Foreign Subsidiary, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (e) require any consent or authorization of, filing with (other than filings required to be made with the SEC), or other act in respect of, an arbitrator or Governmental Authority, and no consent or approval of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents or approvals that have been obtained and that are still in force and effect or third party approvals or consents which, if not made or obtained could not reasonably be expected to have a Material Adverse Effect and (ii) consents, recordings or filings with respect to the Security Document as specified therein.
Section 7.5    Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties except to the extent that any such non-compliance could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws, with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.
Section 7.6    Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than (A) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or (B) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof, in each case that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens or (c) to the extent such Lien or claim could not reasonably be expected to have a Material Adverse Effect). The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Subsidiary thereof are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments of a material amount for any of such years.
Section 7.7    Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.
Section 7.8    Environmental Matters.
(a)    The properties currently owned, leased or operated by each Credit Party and each Subsidiary thereof do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of applicable Environmental Laws or require remediation or removal thereunder, (ii) could reasonably be expected to give rise to an Environmental Claim, or (iii) could reasonably be expected to materially interfere with the continued operation of such properties or, to the knowledge of each Credit Party and each Subsidiary thereof, materially impair the fair saleable value thereof;
(b)    (i) The operations of each Credit Party and its Subsidiaries are in compliance, and, to the knowledge of each Credit Party and each Subsidiary thereof, except for matters which have been resolved, have been in compliance, in all material respects with applicable Environmental Laws; (ii) except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party and its Subsidiaries has all Governmental Approvals required by any Environmental Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and is in compliance with such Governmental Approvals.
(c)    Except for matters which have been fully resolved, neither any Credit Party nor any Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws or the release, disposal, remediation or removal of any Hazardous Materials and, to the knowledge of each Credit Party and its Subsidiaries as of the Closing Date, no such notice is being threatened by any Person;
(d)    To the knowledge of each Credit Party and its Subsidiaries, Hazardous Materials have not been shipped off-site by any Credit Party or its Subsidiaries in material violation of any Environmental Laws or in a manner that could reasonably be expected to result in any material Environmental Claim against any Credit Party or any of its Subsidiaries;

(e)    No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower and its Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the operations of or real property currently owned, leased or used by any Credit Party or any Subsidiary thereof that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(f)    There has been no release, or to the knowledge of any Credit Party or its Subsidiaries, threat of release, of Hazardous Materials at or from properties currently owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, or at or from any properties formerly owned, leased or operated by any Credit Party or any Subsidiary during the time of such ownership, lease or operation, in violation of or in amounts or in a manner that could reasonably be expected to result in an Environmental Claim that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
(g)    The representations and warranties made pursuant to this Section 7.8 are the exclusive representations and warranties contained in this Agreement regarding (i) compliance with or liability under Environmental Laws, (ii) Environmental Claims, or (iii) Hazardous Materials.
Section 7.9    Employee Benefit Matters.
(a)    As of the Closing Date, neither any Credit Party nor any of its Domestic Subsidiaries maintains or contributes to, or has any obligation under, any Employee Benefit Plan and no ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Multiemployer Plan, in each case other than those identified on Schedule 7.9.
(b)    Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired or except for preapproved master, prototype or similar plans that are subject to an opinion letter promulgated by the Internal Revenue Service on which the adopting plan sponsor is entitled to rely. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect.
(c)    As of the Closing Date, no Pension Plan has been terminated, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

(d)    Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, neither any Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 or Section 430 of the Code.
(e)    No Termination Event has occurred or is reasonably expected to occur and no Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.
(f)    Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower and its Domestic Subsidiaries after due inquiry, threatened concerning or involving any (i) Employee Benefit Plan currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.
(g)    Neither any Credit Party nor any Domestic Subsidiary thereof is a party to any contract, agreement or arrangement that could, solely as a result of the delivery of this Agreement or the consummation of transactions contemplated hereby, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
Section 7.10    Margin Stock. Neither any Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.
Section 7.11    Government Regulation. Neither any Credit Party nor any Domestic Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940).
Section 7.12    Material Contracts. Other than as set forth in Schedule 7.12, each Material Contract in effect as of the Closing Date is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof (except any such Material Contract that has expired by its terms). Neither any Credit Party nor any Subsidiary thereof is in breach of or in default under any Material Contract where such breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 7.13    Employee Relations. Neither any Credit Party nor any Domestic Subsidiary thereof is party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13. Neither any Credit Party nor any Subsidiary thereof knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 7.14    [Reserved].
Section 7.15    Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(e)(i) are complete and correct and present fairly, in all material respects, on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.
Section 7.16    No Material Adverse Change. Since December 31, 2014, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.
Section 7.17    Solvency. As of the Closing Date and after giving effect to the Transactions, and on and as of each borrowing, continuation, conversion or extension date hereunder, the Borrower and its Subsidiaries, on a Consolidated basis, are and will be Solvent.
Section 7.18    Titles to Properties. As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property of a material nature that is owned, leased, subleased or used by any Credit Party or any of its Subsidiaries. Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 7.19    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower and its Subsidiaries, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) has or could reasonably be expected to have a Material Adverse Effect, or (b) materially and adversely affects any Transaction contemplated hereby.
Section 7.20    Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefore that, in any case under this clause (b), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 7.21    Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Loan Documents (a) ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and at least equal in priority to all senior secured or unsecured Indebtedness of each such Person and (b) is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness.
Section 7.22    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers, employees or Affiliates, or (b) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person or the subject or target of any Sanctions. Each of the Borrower and its Subsidiaries and to the knowledge of the Borrower, each director, officer, employee, agent and Affiliate of the Borrower and each such Subsidiary, is in compliance with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and all applicable Sanctions.
Section 7.23    Investment Bankers’ and Similar Fees. Neither any Credit Party nor any Subsidiary thereof has any obligation to any Person in respect of any finders’, brokers’, investment banking or other similar fee in connection with any of the Transactions.
Section 7.24    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written financial statement, material report, material certificate or other written material information furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, the Credit Parties only represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
ARTICLE VIII
FINANCIAL INFORMATION AND NOTICES
Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), the Borrower will, and will cause each Subsidiary to, furnish to the Administrative Agent (which shall make such information available to the Lenders in accordance with its customary practice):
Section 8.1    Financial Statements and Projections.
(a)    Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, five (5) Business Days after the date of any required public filing thereof) after the end of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ended on or about March 31, 2015), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year‑end adjustments and the absence of footnotes.
(b)    Annual Financial Statements. As soon as practicable and in any event within seventy‑five (75) days (or, if earlier, five (5) Business Days after the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year 2015), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year; provided, however, that the Foreign Subsidiaries identified on Schedule 8.1 may be excluded from such audit. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and shall be accompanied by a report and opinion thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or subject to any “going concern” or similar qualification or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.
(c)    Material Domestic Subsidiaries and Material First-Tier Foreign Subsidiaries. At each time financial statements are delivered pursuant to Section 8.1(a) or Section 8.1(b), information in reasonable form and detail which certifies as to the Material Domestic Subsidiaries and Material First‑Tier Foreign Subsidiaries then in existence, and, if and to the extent so requested by the Administrative Agent, calculations of the then current aggregate book value (determined in accordance with GAAP) of the assets of any Domestic Subsidiary or Foreign Subsidiary directly owned by the Borrower and/or any Domestic Subsidiary(ies).
Section 8.2    Officer’s Compliance Certificate. At each time financial statements are delivered pursuant to Section 8.1(a) or 8.1(b) and at such other times as the Administrative Agent shall reasonably request, an Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.
Section 8.3    Other Reports.
(a)    Promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party, any Domestic Subsidiary thereof or any Foreign Subsidiary thereof that is the subject of a going concern disclosure or has received a qualified adverse audit report or any of their respective boards of directors or other applicable governing body by their respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;
(b)    Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the Act), as from time to time reasonably requested by the Administrative Agent or any Lender;
(c)    Such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request (including, without limitation, information with respect to any deposit account held by a Foreign Subsidiary that is subject to a Lien pursuant to Section 11.2(s));
(d)    Within forty-five (45) days after the Second Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), a final report by FTI Consulting with respect to the analysis of the Borrower’s forecasted financial statements;
(e)    If the Term Loans have not been repaid in full solely from the Net Cash Proceeds of one or more Qualified Capital Events on or prior to May 12, 2017, then (x) on or before May 15, 2017, a thirteen-week operating budget and cash flow forecast, which shall reflect the Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of the Borrower’s and each of its Subsidiaries’ business during the thirteen-week period commencing May 12, 2017, including, but not limited to, collections, payroll, capital expenditures and other major cash outlays, all in reasonable detail and (y) following the delivery of the initial thirteen-week operating budget and cash flow forecast referenced in clause (x), on Friday of each week thereafter, (i) an updated thirteen-week operating budget and cash flow forecast, which shall reflect the Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of the Borrower’s and each of its Subsidiaries’ business during the thirteen-week period commencing on such Friday, including but not limited to, (A) collections, payroll, capital expenditures and other major cash outlays and (B) a summary of significant changes in such new thirteen-week operating budget and cash flow forecast from the prior operating budget and cash flow forecast most recently delivered and (ii) a report, based upon the best available information known by the Borrower and its Subsidiaries at such time, of the Borrower's and each of its Subsidiaries’ actual cash receipts and disbursements during the previous week, together with a comparison to the budgeted cash receipts and disbursements, as reflected in the most recent thirteen-week budget and cash flow forecast, and an explanation of any material variances, all in reasonable detail; provided that the reports detailed in this subsection (e) shall not be required during any period in which the Consolidated Total Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b) (beginning with the Fiscal Quarter ended on or about July 1, 2017) is less than or equal to 2.50 to 1.00;
(f)    Except during any period for which the Borrower is providing the reports required pursuant to Section 8.3(e), (x) on or before May 15, 2017, a three-month cash flow forecast, which shall reflect the Borrower’s good faith projection of all monthly cash receipts and disbursements in connection with the operation of the Borrower’s and each of its Subsidiaries’ business during the three-month period, including, but not limited to, collections, payroll, capital expenditures and other major cash outlays, all in reasonable detail and (y) within fifteen (15) days after each fiscal month thereafter, (i) an updated three-month cash flow forecast, which shall reflect the Borrower’s good faith projection of all monthly cash receipts and disbursements in connection with the operation of the Borrower’s and each of its Subsidiaries’ business during the three-month period commencing on the beginning of such fiscal month, including but not limited to, (A) collections, payroll, capital expenditures and other major cash outlays and (B) a summary of significant changes in such new monthly cash flow forecast from the prior cash flow forecast most recently delivered and (ii) a report of the Borrower’s and Subsidiaries’ actual cash receipts and disbursements during the previous fiscal month, together with a comparison to the budgeted cash receipts and disbursements, as reflected in the most recent monthly cash flow forecast, and an explanation of any material variances, all in reasonable detail; and
(g)    Within fifteen (15) days after each fiscal month end commencing with the fiscal month ended April 30, 2017, a consolidating statement of cash balances for the Borrower and each of its Subsidiaries as of the last day of the most recently ended fiscal month.
Section 8.4    Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) telephonic and written notice of:
(a)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(b)    any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;
(c)    any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof and that could reasonably be expected to have a Material Adverse Effect;
(d)    any attachment, judgment, lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;
(e)    (i) any Default or Event of Default or (ii) any event or circumstance which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;
(f)    (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;
(g)    any event or circumstance which makes any of the representations set forth in Article VII that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event or circumstance which makes any of the representations set forth in Article VII that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect;
(h)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(i)    promptly, and in any event within ten (10) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; and
(j)    (i) any announcement of any change in either the Moody’s Rating or the S&P Rating and (ii) any request by the Borrower to any rating agency that such agency not maintain the Borrower’s corporate or corporate family rating, as applicable.
Documents required to be delivered pursuant to this Article may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 14.1 or when such document is filed on EDGAR or the equivalent thereof with the SEC; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that, so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered under the Exchange Act, registered under the Securities Act of 1933, as amended, or issued pursuant to a private offering or is actively contemplating issuing any such securities, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.10);

(y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Section 8.5    Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 7.24.
ARTICLE IX
AFFIRMATIVE COVENANTS
Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), the Borrower will, and will cause each of its Subsidiaries to:
Section 9.1    Preservation of Corporate Existence and Related Matters. Except as permitted by Section 11.4 and except as could not reasonably be expected to result in a Material Adverse Effect, preserve and maintain its separate corporate or other entity existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.
Section 9.2    Maintenance of Property and Licenses.
(a)    In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary and material to the conduct of its business, including material copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all material buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.
(b)    Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted.
Section 9.3    Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including, without limitation, hazard and business interruption insurance). All such insurance shall (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, and (b) with respect to liability insurance, name the Administrative Agent as an additional insured party thereunder. On the Closing Date and from time to time thereafter, deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Notwithstanding the foregoing sentences of this Section 9.3, any Credit Party or any Foreign Subsidiary may self-insure against such risks and in such amounts as are customary in the Borrower’s industry.
Section 9.4    Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
Section 9.5    Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except where the validity or amount thereof is contested in good faith and the Borrower or such Subsidiary has adequate reserves with respect thereto in accordance with GAAP or the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.
Section 9.6    Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals of a material nature, in each case applicable to the conduct of its business.
Section 9.7    Environmental Laws. In addition to and without limiting the generality of Section 9.6, (a) comply in all material respects with, and use reasonable efforts to require such compliance by all tenants and subtenants with, applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to require that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) promptly comply in all material respects with all lawful orders and directives of any Governmental Authority regarding Environmental Laws and satisfy all successful, final, non-appealable Environmental Claims brought by any Person, including without limitation the investigation, sampling, remediation, removal and monitoring of Hazardous Materials, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except (i) to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment or (ii) to the extent that any of the foregoing relate solely to conditions which first occur or come into existence after the consummation of a foreclosure or a deed in lieu of foreclosure with respect to the real Property involved as to which neither any Credit Party nor any of its Subsidiaries has any control and either (A) such conditions result from the negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by a final nonappealable judgment, or (B) such conditions first occur or come into existence more than two years after the consummation of such foreclosure or deed in lieu of foreclosure.

Section 9.8    Compliance with ERISA. In addition to and without limiting the generality of Section 9.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.
Section 9.9    Compliance with Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract except to the extent that any non-compliance could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.
Section 9.10    Visits and Inspections; Lender Meetings. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, at the Borrower’s expense, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects, provided that so long as no Event of Default has occurred and is continuing, the Borrower shall be entitled to advance notice of, and an opportunity to be present and participate in, any discussions with its independent accountants. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.
Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the Borrower’s corporate offices (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed by the Borrower and the Administrative Agent.
Section 9.11    Covenant to Guaranty and Provide Security.
(a)    Additional Material Domestic Subsidiaries. Notify the Administrative Agent upon the creation or acquisition of any Material Domestic Subsidiary and of any Domestic Subsidiary becoming a Material Domestic Subsidiary and, with respect to any Material Domestic Subsidiary so created or acquired or becoming such, and promptly thereafter (and in any event within thirty (30) days after such creation or acquisition or occurrence and as such time period may be extended by the Administrative Agent in its sole discretion), cause such Material Domestic Subsidiary to (i) execute and deliver to the Administrative Agent a duly executed Joinder Agreement, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary, (iii) deliver to the Administrative Agent such documents and certificates referred to in Section 3(a) of the First Amendment as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Material Domestic Subsidiary, and (v) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent (including legal opinions) to provide to the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, valid and perfected first priority Liens and security interests (subject to Permitted Liens) in the Collateral of such Material Domestic Subsidiary (or to evidence or confirm the provision thereof), all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)    Additional Material First-Tier Foreign Subsidiaries. Notify the Administrative Agent upon the creation or acquisition of any Material First-Tier Foreign Subsidiary and of any Foreign Subsidiary becoming a Material First-Tier Foreign Subsidiary and, promptly thereafter (and in any event within ninety (90) days after such creation or acquisition or occurrence and as such time period may be extended by the Administrative Agent in its sole discretion), (i) deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any such Material First-Tier Foreign Subsidiary as security for the Obligations (unless such Capital Stock is already pledged under then existing Security Documents) and a consent thereto executed by such Material First-Tier Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing such portion of the Capital Stock of such Material First-Tier Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) deliver to the Administrative Agent such documents and certificates referred to in Section 9.11(a)(iii) as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Material First-Tier Foreign Subsidiary and (iv) deliver to the Administrative Agent such documents as may be reasonably requested by the Administrative Agent (including legal opinions) to provide to the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, valid and perfected first priority Liens and security interests (subject to Permitted Liens) in such portion of the Capital Stock of such Material First-Tier Foreign Subsidiary (or to evidence or confirm the provision thereof), all in form, content and scope reasonably satisfactory to the Administrative Agent.
(c)    Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.11(a) or 9.11(b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 9.11(a) or 9.11(b), as applicable, within ten (10) Business Days after the consummation of such Permitted Acquisition) or such longer period as consented to by the Administrative Agent.
(d)    Notwithstanding the foregoing, the provisions of Section 9.11(a) and (b) shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.
Section 9.12    Use of Proceeds. The Borrower shall use the proceeds of the Extensions of Credit (a) to refinance the Indebtedness outstanding under the Existing Credit Agreement (other than the Existing Letters of Credit), (b) to finance the acquisition of Capital Assets, (c) for working capital and general corporate purposes of the Borrower and its Subsidiaries, including the payment of certain fees, commissions and expenses incurred in connection with the Transactions and this Agreement, and (d) the repurchase of the

Borrower’s Capital Stock as and to the extent permitted by Section 11.6(d). The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 9.13    Further Assurances. To the extent required by the Loan Documents, maintain the security interest created by the Security Documents as a perfected, first priority security interest; and make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Administrative Agent, for the ratable benefit of the Secured Parties, has a perfected security interest pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.
Section 9.14    Non-Consolidation. Maintain (a) entity records and books of account separate from those of any other entity which is an Affiliate of such entity, (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity (except pursuant to cash management systems reasonably acceptable to the Administrative Agent) and (c) provide that its board of directors (or equivalent governing body) will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities (except to the extent that joint meetings are held generally consistent with the practices of the Borrower and its Subsidiaries as in effect on the Closing Date).
Section 9.15    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws; Anti-Money Laundering Laws and applicable Sanctions.
ARTICLE X
FINANCIAL COVENANTS
Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), the Borrower will not:
Section 10.1    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
Second Amendment Effective Date through and including July 1, 2017	3.25 to 1.00
July 2, 2017 through and including September 30, 2017	3.50 to 1.00
October 1, 2017 through and including March 31, 2018	3.25 to 1.00
April 1, 2018 through and including September 29, 2018	3.50 to 1.00
September 30, 2018 and thereafter	3.25 to 1.00

Section 10.2    Consolidated Interest Coverage Ratio. As of the last day of any Fiscal Quarter, permit the Consolidated Interest Coverage Ratio to be less than 3.50 to 1.00.
ARTICLE XI
NEGATIVE COVENANTS
Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), the Borrower will not, and will not permit any of its Subsidiaries to:
Section 11.1    Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Obligations (excluding (i) Indebtedness and obligations owing under Hedge Agreements permitted pursuant to Section 11.1(b) and (ii) Commercial Letter of Credit Facility Obligations permitted pursuant to Section 11.1(m));
(b)    Indebtedness and obligations owing under (i) Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Cash Management Agreements entered into between the Borrower and any Lender or an Affiliate of a Lender, as counterparty;
(c)    Indebtedness existing on the Closing Date and listed on Schedule 11.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the Borrower and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;
(d)    Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed $40,000,000 at any time outstanding;
(e)    Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a), (b), (c), (d) and (k) of this Section;

(f)    unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary, (iii) owed by any Non-Guarantor Subsidiary to any Credit Party (provided that such Indebtedness (A) is permitted pursuant to Section 11.3(g) and (B) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent) and (iv) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness pursuant to this clause (iv) shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);
(g)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(h)    Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(i)    Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Borrower or its Subsidiaries to purchase or redeem Capital Stock or options of the Borrower permitted pursuant to Section 11.6(d); provided that the aggregate principal amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding;
(j)    unsecured Guaranty Obligations arising with respect to customary indemnification obligations owed to purchasers in connection with Asset Dispositions permitted by Section 11.5;
(k)    Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 11.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $30,000,000 at any time outstanding;
(l)    Guaranty Obligations of Subsidiaries with respect to Indebtedness of the Borrower permitted pursuant to Section 11.1; provided that such Subsidiaries shall have guaranteed the Obligations pursuant to the Loan Documents;
(m)    Indebtedness of Fossil Partners, Fossil Group Europe GmbH, Fossil Asia Pacific Ltd. and/or any other Foreign Subsidiary under the Commercial Letter of Credit Facility not to exceed $80,000,000 in aggregate principal amount at any time outstanding, and Guaranty Obligations of the Borrower or any Subsidiary Guarantor with respect to such Indebtedness; and
(n)    additional unsecured Indebtedness (including Permitted Convertible Indebtedness) in an aggregate principal amount not to exceed $350,000,000 at any time outstanding; provided that (i) on the date of incurrence thereof the Borrower is in compliance on a pro forma basis with the covenants contained Article X as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b), as applicable, after giving effect to the incurrence of such Indebtedness (and the Borrower shall deliver a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a pro forma basis), (ii) on the date of incurrence thereof no Default or Event of Default has occurred and is continuing or will result after giving effect to the incurrence of such Indebtedness, (iii) the final maturity of such Indebtedness is not prior to, and such Indebtedness does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is one hundred eighty one (181) days after the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date (it being understood that neither (A) any provision requiring an offer to purchase Permitted Convertible Indebtedness as a result of a change of control or asset sale or other fundamental change nor (B) any early conversion of any Permitted Convertible Indebtedness in accordance with the terms of the documentation governing such Permitted Convertible Indebtedness shall violate the foregoing restriction), and (iv) the Net Cash Proceeds thereof are applied to the extent required by and pursuant to the terms of Section 4.4(b)(iii).
Section 11.2    Limitations on Liens. Create, incur, assume or suffer to exist any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:
(a)    Liens securing the Obligations and Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lender, as applicable, on Cash Collateral granted pursuant to the Loan Documents);
(b)    Liens in existence on the Closing Date and described on Schedule 11.2 and the replacement, renewal or extension thereof, including Liens incurred in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 11.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 11.2); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date;
(c)    Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA (or with respect to any Employee Benefit Plan, the Code) or Environmental Laws) (i) not yet due or as to which the period of grace, if any, related thereto has not expired or, with respect to an aggregate amount of such taxes, assessments or other governmental charges or levies owed by Foreign Subsidiaries not in excess of $1,000,000 not delinquent for more than 30 days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP, provided, in each case, that no notice of such a Lien has been filed or recorded under the Code or other Applicable Law;
(d)    the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not overdue for a period of more than sixty (60) days or are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(e)    Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;
(f)    Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(g)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(h)    Liens securing Indebtedness permitted under Section 11.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;
(i)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 12.1(m) or securing appeal or other surety bonds relating to such judgments;
(j)    Liens on tangible property or tangible assets (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens (1) are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (2) are applicable only to specific tangible property or tangible assets, (3) are not “blanket” or all asset Liens and (4) do not attach to any other property or assets of the Borrower or any of its Subsidiaries and (B) the Indebtedness secured by such Liens is permitted under Section 11.1(k);
(k)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of any Borrower or any Subsidiary thereof;
(l)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;
(m)    any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;
(n)    non-consensual Liens in favor of customs or revenue authorities arising under Applicable Law to secure the payment of custom duties in connection with the importation of goods purchased in the ordinary course of business, which Liens are secured only by such goods;
(o)    any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to the Borrower or any Credit Party, in each case in the ordinary course of business of the Borrower and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(p)    options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and other similar Investments permitted to be made under Section 11.3;
(q)    rights of set-off and similar rights affecting cash deposits securing Indebtedness under Hedge Agreements permitted under Section 11.1(b);
(r)    Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;
(s)    Liens on assets of Foreign Subsidiaries (including cash and Cash Equivalents to the extent such cash and Cash Equivalents are proceeds of accounts receivable and inventory and are held by the applicable Foreign Subsidiary in a deposit account used exclusively for the collection of accounts receivable and the proceeds of inventory) securing Indebtedness incurred by such Foreign Subsidiaries under Section 11.1(m); and
(t)    additional Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.
Notwithstanding the foregoing, none of the foregoing Permitted Liens referred to in this Section 11.2 above shall attach to, affect or encumber (i) any Collateral, except pursuant to the Loan Documents, (ii) any real property owned by the Borrower or any Domestic Subsidiary or (iii) any Property of any Foreign Subsidiary (except as permitted by Section 11.2(s)). In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.
Section 11.3    Limitations on Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:
(a)    (i) equity Investments existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 11.3, (iii) equity Investments made after the Closing Date in Subsidiary Guarantors and (iv) equity Investments existing on the First Amendment Effective Date in Domestic Subsidiaries existing on the First Amendment Effective Date;
(b)    Investments in cash and Cash Equivalents;
(c)    Investments by the Borrower or any of its Subsidiaries in the form of capital expenditures in an aggregate amount not to exceed $100,000,000 during any Fiscal Year;

(d)    deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 11.2;
(e)    Hedge Agreements permitted pursuant to Section 11.1;
(f)    purchases of assets in the ordinary course of business;
(g)    (i) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition does not become a Subsidiary Guarantor or part of a Credit Party, (ii) Investments by any Credit Party in any Non-Guarantor Subsidiary and (iii) Investments in joint ventures; provided that the aggregate amount of Investments under clauses (i), (ii) and (iii) in this clause (g) shall not exceed $100,000,000, determined based on (x) the amount of the Permitted Acquisition Consideration at the time such acquisition is consummated under clause (i) and (y) the outstanding amount at any time of Investments permitted under clauses (ii) and (iii);
(h)    Investments in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time outstanding $1,000,000;
(i)    Investments in the form of Indebtedness permitted pursuant to Section 11.1(f);
(j)    Investments by a Foreign Subsidiary in another Foreign Subsidiary;
(k)    Guaranty Obligations of the Credit Parties and their Subsidiaries permitted pursuant to Section 11.1;
(l)    Investments by any Credit Party in any other Credit Party;
(m)    the contribution or other transfer of the Capital Stock of any Foreign Subsidiary that is not a Material First-Tier Foreign Subsidiary to a Material First-Tier Foreign Subsidiary;
(n)    Investments consisting of extensions of credit arising from the grant of trade credit in the ordinary course of business;
(o)    the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;
(p)    additional Investments (including Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a Subsidiary Guarantor or part of a Credit Party) other than Investments of the type permitted under clause (g) of this Section, which in the aggregate, do not exceed $100,000,000, determined based on (x) with respect to Permitted Acquisitions, the amount of the Permitted Acquisition Consideration at the time such acquisition is consummated and (y) with respect to all other Investments permitted under this clause (p), the outstanding amount of such Investments at any time; provided that (i) the Borrower is in compliance on a pro forma basis with a Consolidated Total Leverage Ratio of no greater than 2.00 to 1.00 as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b), as applicable, and after giving pro forma effect to such

Investment and any Indebtedness incurred in connection therewith and (ii) no Default or Event of Default has occurred and is continuing or will result from such Investment; and
(q)    the purchase of any Permitted Bond Hedge Transaction by the Borrower and the performance of its obligations thereunder.
Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes of this Section 11.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).
Section 11.4    Limitations on Fundamental Changes. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:
(a)    (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or, simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 9.11 in connection therewith);
(b)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(c)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;
(d)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(e)    dispositions permitted by Section 11.5;
(f)    any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition; provided that (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 9.11 in connection therewith; and
(g)    any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary.

Section 11.5    Limitations on Asset Dispositions. Make any Asset Disposition (including, without limitation, the sale of any accounts receivable and leasehold interests) except:
(a)    the sale of inventory in the ordinary course of business;
(b)    the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries and dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment;
(c)    the transfer of assets in connection with any other transaction permitted pursuant to Section 11.3 or 11.4;
(d)    the Borrower or any Subsidiary may write-off, discount, sell or otherwise dispose of defaulted or past due receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction or a securitization transaction;
(e)    the disposition of any Hedge Agreement or any Permitted Bond Hedge Transaction;
(f)    dispositions of Investments in cash and Cash Equivalents;
(g)    (i) any Subsidiary Guarantor may transfer assets to the Borrower or any other Subsidiary Guarantor, (ii) the Borrower may transfer assets in the ordinary course of its business to any Subsidiary Guarantor, (iii) any Non-Guarantor Subsidiary may transfer assets to the Borrower or any Subsidiary Guarantor (provided that, in connection with any such transfer, the Borrower or such Subsidiary Guarantor shall not pay more than an amount equal to the fair market value of such assets as determined at the time of such transfer) and (iv) any Non-Guarantor Subsidiary may transfer assets to any other Non-Guarantor Subsidiary;
(h)    non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries;
(i)    leases, subleases, licenses or sublicenses of real or personal property granted by any Borrower or any of its Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;
(j)    dispositions in connection with Insurance and Condemnation Events; provided that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(ii);
(k)    dispositions of Property in connection with sale/leaseback transactions referred to in Section 11.13 involving consideration in an aggregate amount (on or after the Closing Date) not to exceed $50,000,000; provided that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(i);
(l)    dispositions of Property of Foreign Subsidiaries located outside of the United States (and not moved outside of the United States in anticipation of such disposition), including in connection with sale/leaseback transactions, having an aggregate fair market value (on or after the Closing Date) not to exceed $50,000,000 during the term of this Agreement; provided that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(i);

(m)    dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights that, in the reasonable good faith determination of the applicable Credit Party or its Subsidiaries, are not material to the conduct of its or any of its Subsidiaries’ business;
(n)    dispositions in the ordinary course of business of tangible Property as part of a like kind exchange under Section 1031 of the Code;
(o)    dispositions of accounts receivable in connection with collection efforts relating thereto, in each case in the ordinary course of business and consistent with past practices; and
(p)    additional Asset Dispositions having an aggregate fair market value not to exceed $50,000,000 after the First Amendment Effective Date through the term of this Agreement, provided that (i) the Borrower is in compliance on a pro forma basis with a Consolidated Total Leverage Ratio of no greater than 2.50 to 1.00 as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b), as applicable, after giving pro forma effect to such additional Asset Disposition and (ii) no Default or Event of Default has occurred or would result therefrom; provided, further, that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(i).
Section 11.6    Limitations on Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”) provided that:
(a)    the Borrower or any Subsidiary thereof may pay dividends in shares of its own Qualified Capital Stock and may make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Borrower or any of its Subsidiaries;
(b)    any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor (or ratably to all holders of its outstanding Qualified Capital Stock);
(c)    (i) Non-Guarantor Subsidiaries that are Domestic Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Domestic Subsidiaries and (ii) Non-Guarantor Subsidiaries that are Foreign Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Foreign Subsidiaries;
(d)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may purchase, redeem, retire or otherwise acquire shares of its Capital Stock or options or other equity or phantom equity in respect of its Capital Stock issued to present or former officers, employees, directors or consultants (or any other Person for the benefit of any of the foregoing) in an aggregate amount not to exceed $15,000,000 during any Fiscal Year;
(e)    the Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and
(f)    the Borrower may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).

For the avoidance of doubt, the conversion by holders of (including any cash payment upon conversion), or required payment of any principal, interest or premium on or with respect to any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness shall not constitute a Restricted Payment.
Section 11.7    Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Capital Stock in, or other Affiliate of, the Borrower or any of its Subsidiaries, or (b) any Affiliate of any such officer, director or holder, other than:
(i)    transactions permitted by Section 11.1, 11.3, 11.4, 11.5, 11.6 or 11.13;
(ii)    transactions existing on the Closing Date and described on Schedule 11.7;
(iii)    other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s length transaction with an independent, unrelated third party;
(iv)    employment and severance arrangements (including stock option plans and employee benefit plans and arrangements), and amendments thereto, with their respective officers and employees in the ordinary course of business; and
(v)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries.
Section 11.8    Certain Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner which could materially and adversely affect the rights or interests of the Administrative Agent and/or the Lenders.
Section 11.9    Limitation on Payments and Modifications of Junior Indebtedness.
(a)    Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which could materially and adversely affect the rights or interests of the Administrative Agent and/or the Lenders (except, in the case of any Permitted Convertible Indebtedness, as required pursuant to the terms of such Indebtedness as in effect on the date such Indebtedness was issued).
(b)    Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Junior Indebtedness, except:
(i)    refinancings, refundings, renewals, extensions or exchange of any Junior Indebtedness that is permitted by any subordination agreement applicable thereto; provided that

(x) the principal amount of such Junior Indebtedness is not increased at the time of such refinancing, refunding, renewal, extension or exchange, (y) the final maturity date of such refinancing, refunding, renewal, extension or exchange shall be a least six months after the Revolving Credit Maturity Date and (z) any such refinancing, refunding, renewal, extension or exchange shall be (A) if such Junior Indebtedness is Subordinated Indebtedness, on subordination terms materially not less favorable to the Lenders and (B) materially not more restrictive as a whole on the Borrower and its Subsidiaries than the Junior Indebtedness being refinanced, refunded, renewed, extended or exchanged;
(ii)    the payment of interest, expenses and indemnities in respect of Junior Indebtedness (other than any such payments prohibited by any subordination provisions thereof, if any); and
(iii)    the Borrower may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof); provided that such payment does not result from a default thereunder or an event of the type that constitutes an Event of Default (other than a payment in the form of additional shares upon conversion thereof resulting from an Event of Default specified in Section 12.1(h)(ii) hereof).
Section 11.10    No Further Negative Pledges; Restrictive Agreements.
(a)    Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any agreement governing Indebtedness incurred pursuant to Section 11.1(d) or 11.1(k) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (iii) restrictions contained in the organizational documents of any Credit Party as of the Closing Date, (iv) restrictions in connection with any Permitted Lien or any agreement governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), and (v) pursuant to any agreement governing Indebtedness incurred pursuant to Section 11.1(k), 11.1(m) or 11.1(n) (provided that any such prohibition or restriction contained in any such agreement does not prohibit or otherwise restrict the creation of any Lien to secure the Obligations).
(b)    Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any Domestic Subsidiary, (iii) make loans or advances to the Borrower or any Domestic Subsidiary, (iv) sell, lease or transfer any of its properties or assets to the Borrower or any Domestic Subsidiary or (v) act as a guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 11.1(d) or 11.1(k) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 11.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (I) any document or instrument governing Indebtedness incurred pursuant to Section 11.1(k), 11.1(m) or 11.1(n), (provided that such encumbrances or restrictions are not materially more restrictive on the Borrower and its Subsidiaries than those set forth in this Agreement).
Section 11.11    Nature of Business. With respect to the Borrower and its Subsidiaries, engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.
Section 11.12    Amendments of Other Documents. Amend, modify, waive or supplement (or permit modification, amendment, waiver or supplement of) any of the terms or provisions of any Material Contract, in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and the Lenders hereunder, in each, without the prior written consent of the Administrative Agent. For purposes hereof, any amendment, modification, waiver or supplement to any Material Contract to permit the incurrence of, to establish the terms of, or to evidence Indebtedness otherwise permitted under Section 11.1 hereof, shall be deemed not to materially and adversely affect the rights or interests of the Administrative Agent or the Lenders.
Section 11.13    Sale Leasebacks. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease, in each case except as permitted pursuant to Section 11.5(k), 11.5(l) or 11.5(p).
Section 11.14    Domestic Subsidiaries. Permit any Domestic Subsidiary to be a non‑Wholly‑Owned Subsidiary or permit any Material Domestic Subsidiary to be a Non-Guarantor Subsidiary.
ARTICLE XII
DEFAULT AND REMEDIES
Section 12.1    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event or circumstance and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:
(a)    Default in Payment of Principal and Interest of Loans and Reimbursement Obligations. The Borrower shall default in any payment of (i) principal of any Loan or Reimbursement Obligation when and as due or (ii) interest on any Loan or Reimbursement Obligation and such default shall continue for a period of five (5) Business Days, in each case, whether at maturity, by reason of acceleration or otherwise.

(b)    Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any other Obligation (other than those Obligations addressed in clause (a) above and any Specified Obligations), and such default shall continue for a period of five (5) Business Days.
(c)    Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications shall be incorrect or misleading in any respect when made or deemed made, or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications shall be incorrect or misleading in any material respect when made or deemed made.
(d)    Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in (i) Section 8.1, 8.2, 8.3(d) or 8.4(e)(i) or Article X or XI or (ii) Section 8.3(e), 8.3(f) or 8.3(g) and, solely with respect to this clause (ii), such default shall continue for a period of three (3) Business Days.
(e)    Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of the Borrower having obtained knowledge thereof.
(f)    Indebtedness Cross Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount (or with respect to any Hedge Agreement, the Net Hedging Obligations) of which Indebtedness is in excess of the Threshold Amount beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount (or with respect to any Hedge Agreement, the Net Hedging Obligations) of which Indebtedness is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, any other event (other than (x) any event that permits holders of any Permitted Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Permitted Convertible Indebtedness, in either case, into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness) shall occur or other condition shall exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness, with the giving of notice and/or lapse of time, if required, to become due or to otherwise be required to be repurchased, prepaid, defeased or redeemed, in each such case, prior to its stated maturity (any applicable grace period having expired).
(g)    Other Cross-Defaults. Any Credit Party shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract and all applicable grace, notice or other cure periods shall have expired unless, but only as long as, the existence of any such default is being contested by such Credit Party or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Credit Party to the extent required by GAAP.
(h)    Change in Control. Any (i) Change in Control shall occur or (ii) “Fundamental Change” and/or “Make-Whole Fundamental Change” (each howsoever defined) under any indenture governing Permitted Convertible Indebtedness shall occur.
(i)    Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary (other than a Non-Material Foreign Subsidiary) thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate or other entity action for the purpose of authorizing any of the foregoing.
(j)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary (other than a Non-Material Foreign Subsidiary) thereof in any court of competent jurisdiction seeking (i) relief under the any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any such Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.
(k)    Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(l)    Termination Event. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 or Section 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto, and the failure to make such payment could reasonably be expected to have a Material Adverse Effect, (ii) a funding shortfall as determined under Section 430 of the Code in excess of the Threshold Amount occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.
(m)    Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.
Section 12.2    Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:
(a)    Acceleration; Termination of Facilities.
(i)    Terminate the Revolving Credit Commitment (and thereby the L/C Commitment) and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Specified Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(i) or Section 12.1(j), the Credit Facility shall be automatically terminated and all Obligations (other than Specified Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding; and
(ii)    exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.
(b)    Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 12.2(a), the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to one hundred five percent (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.
(c)    Rights of Collection. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower’s Obligations.
Section 12.3    Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and/or the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 12.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 14.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 12.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 12.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 12.2 or the Administrative Agent or any Lender has exercised any right or remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such (ratably among the Administrative Agent, the Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause First payable to them);
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and Specified Hedge Obligations (including any termination payments and any accrued and unpaid interest thereon) and Specified Cash Management Obligations (ratably among the Lenders, the Issuing Lender and the counterparties to the Specified Hedge Obligations and Specified Cash Management Obligations, as applicable, in proportion to the respective amounts described in this clause Fourth held by them);
Fifth, to the Administrative Agent for the account of the Issuing Lender and to the Commercial Letter of Credit Providers, to Cash Collateralize any L/C Obligations then outstanding and to payment of, and to Cash Collateralize, all Commercial Letter of Credit Facility Obligations under the Commercial Letter of Credit Facility (ratably among the Issuing Lender and the Commercial Letter of Credit Providers, as applicable, in proportion to the respective amounts described in this clause Fifth held by them); and
Last, the balance, if any, after the Revolving Credit Commitment has terminated and all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Specified Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank, Hedge Bank or Commercial Letter of Credit Provider, as the case may be. Each Cash Management Bank, Hedge Bank and Commercial Letter of Credit Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XIII for itself and its Affiliates as if a “Lender” party hereto.
Section 12.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 3.3, Section 5.3 and Section 14.3) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.3, Section 5.3 and Section 14.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 12.6    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.
(b)    Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE XIII
THE ADMINISTRATIVE AGENT
Section 13.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, as applicable, and each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co‑agents, sub‑agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Article XIII and XIV (including Section 14.3, as though such co‑agents, sub‑agents and attorneys‑in‑fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 13.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Without limiting the generality of the foregoing, each Lender acknowledges and agrees that Wells Fargo may have a participation or other interest in the Commercial Letter of Credit Facility.
Section 13.3    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.2 and Section 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other

Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 13.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 13.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights, remedies and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights, remedies and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.
Section 13.6    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as a successor Administrative Agent is appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 14.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
Section 13.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 13.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co‑agents, bookrunner, lead manager, arranger, lead arranger or co‑arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
Section 13.9    Collateral and Guaranty Matters. Each of the Lenders (including its or any of its Affiliate’s capacities as a Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion (without notice to, or vote or consent of, any counterparty to any Specified Hedge Agreement or Specified Cash Management Arrangement that was a Lender or an Affiliate of any Lender at the time such agreement was executed or to any Commercial Letter of Credit Provider):
(a)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties (whether or not on the date of such release there may be outstanding Specified Obligations or contingent indemnification obligations not then due), under any Loan Document (i) upon repayment of all outstanding principal of and all accrued interest on the Loans and Reimbursement Obligations, payment of all outstanding fees and expenses hereunder, the termination of all Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Documents, or (iii) subject to Section 14.2, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to subordinate or release any Lien on any non-material portion of the Collateral (whether or not on the date of such subordination or release there may be outstanding Specified Obligations or contingent indemnification obligations not then due) granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and
(c)    to release any Subsidiary Guarantor (whether or not on the date of such release there may be outstanding Specified Obligations or contingent indemnification obligations not then due) from its obligations under the Subsidiary Guaranty Agreement and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or under the other Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section.
Section 13.10    Release of Liens and Guarantees of Subsidiaries. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any other Credit Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder), then the Administrative Agent, at the request and sole expense of the Borrower or such other Credit Party, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable for the release of the Liens created by any of the Security Documents on such Collateral. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 11.5, the Liens created by any of the Security Documents on such property shall be automatically released (without need for further action by any person). At the request and sole expense of the Borrower, a Subsidiary that is a Credit Party shall be released from all its obligations under this Agreement and under all other Loan Documents in the event that all of the Capital Stock of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement (including by way of merger or consolidation) and if no Event of Default exists or would result therefrom, and the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable to evidence or confirm the foregoing.
Section 13.11    Specified Obligations. No Cash Management Bank, Hedge Bank or Commercial Letter of Credit Provider that obtains the benefits of Section 12.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Hedge Agreements, Specified Cash Management Arrangement and Commercial Letter of Credit Facility unless the Administrative Agent has received written notice of such Specified Hedge Agreements, Specified Cash Management Arrangement and Commercial Letter of Credit Facility, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank, Hedge Bank or Commercial Letter of Credit Provider, as the case may be.
ARTICLE XIV
MISCELLANEOUS
Section 14.1    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 14.1(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
If to the Borrower

or another Credit Party:
Fossil Group, Inc. (if to the Borrower) or
c/o Fossil Group, Inc. (if to another Credit Party)
901 S. Central Expressway
Richardson, Texas 75080
Attention of: Randy S. Hyne, Esq.
Telephone No.: 972-699-2115
Telecopy No.: 972-744-8387
E mail: randyh@fossil.com
Webpage: www.fossil.com

With copies to:
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, TX 77002-5200
Attention of: Phyllis Y. Young
Telephone No.: 713-220-8168
Telecopy No.: 713-236-0822
E mail: pyoung@akingump.com

If to Wells Fargo as

Administrative Agent:	Wells Fargo Bank, National Association 1525 W W.T. Harris Boulevard Charlotte, North Carolina 28262 MAC- D1109-019
Attention of: Syndication Agency Services
Telephone No.: 704-590-2703
Telecopy No.: 704-590-0092
E-mail: agencyservices.requests@wellsfargo.com

With copies to:	Wells Fargo Bank, National Association 1445 Ross Ave, Suite 300 Dallas, Texas 75202
MAC T9216-031
Attention of: Buck Branson
Telephone No.: 214-777-4036
Telecopy No.: 214-220-2166
E mail: buck.branson@wellsfargo.com

If to any Lender:	To the address set forth on the Register
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 14.1(b) below, shall be effective as provided in said Section 14.1(b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose, by written notice to the Borrower and the Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(d)    Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
(e)    Platform.
(i)    Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lender and the other Lenders by posting the communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
Section 14.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower and any other Credit Party which is required to be a party thereto; provided, that no amendment, waiver or consent shall:
(a)    without the prior written consent of the Required Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the Maximum Swingline Amount or (iii) the amount of the L/C Commitment;

(b)    increase the Commitment of any Lender, the Maximum Swingline Amount of the Swingline Lender or the L/C Commitment of the Issuing Lender (or reinstate any Revolving Credit Commitment or the L/C Commitment terminated pursuant to Section 12.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (including any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Credit Commitment hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to the second proviso to this Section below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;
(e)    change Section 5.6 or Section 12.4 in a manner that would alter the order of application or the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(f)    except as otherwise permitted by this Section 14.2, change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(g)    consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 11.4), in each case, without the written consent of each Lender;
(h)    release any Subsidiary Guarantor from its Subsidiary Guaranty Agreement (other than as authorized in Section 13.9), without the written consent of each Lender; or
(i)    release any material portion of the Collateral or release any Security Document (other than as authorized in Section 13.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) a Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) any waiver, amendment or modification of this

Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provisions. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (y) the principal amount of any obligation owing to such Lender may not be reduced or forgiven without the consent of such Lender, and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender under any Credit Facility that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Lender.
Section 14.3    Expenses; Indemnity.
(a)    Costs and Expenses. Each of the Borrower and the other Credit Parties, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender, provided that, for purposes of this parenthetical, such counsel shall be limited to one United States counsel and one counsel in each applicable foreign jurisdiction, in each case as chosen by the Administrative Agent, except if and to the extent that conflicts of interest reasonably necessitate otherwise), in connection with the enforcement, exercise and/or protection of its rights and/or remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. Each of the Borrower and the other Credit Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub‑agent thereof), each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, provided that, for purposes of this parenthetical, such counsel shall be limited to one United States counsel and one counsel in each applicable foreign jurisdiction, in each case as chosen by the Administrative Agent, except if and to the extent that conflicts of interest reasonably necessitate otherwise), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 14.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that any Credit Party for any reason fails to indefeasibly pay any amount required under Section 14.3(a) or Section 14.3(b) to be paid by it to the Administrative Agent (or any sub‑agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender): provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction): provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 14.3(c) are subject to the provisions of Section 5.7. Notwithstanding anything to the contrary contained herein, no payment made by any Lender under this Section 14.3(c) shall be deemed to modify, reduce, release or otherwise affect the obligations of any Credit Party hereunder.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 14.3(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable within five (5) days after demand therefor, which demand shall be accompanied by a statement from the applicable Person to whom such payment is due setting forth such amounts in reasonable detail.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 14.4    Right of Set Off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness: provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 12.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 14.5    Governing Law; Jurisdiction, Etc.
(a)    Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed and enforced in accordance with, the law of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without reference to the conflicts or choice of law principles thereof that would require application of another law (but giving effect to federal laws relating to national banks).
(b)    Submission to Jurisdiction. Each of the Borrower and the other Credit Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York sitting in New York, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to Section 14.5(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action, litigation or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
Section 14.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 14.7    Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 14.8    Injunctive Relief; Punitive Damages.
(a)    Each of the Borrower and the other Credit Parties recognizes that, in the event the Borrower or such other Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each of the Borrower and the other Credit Parties agrees that the Administrative Agent and the Lenders, at the their option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
(b)    The Administrative Agent, the Lenders, the Borrower and the other Credit Parties hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents, whether such dispute, claim or controversy is resolved through arbitration or judicially.
Section 14.9    Successors and Assigns; Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 14.9(b), (ii) by way of participation in accordance with the provisions of Section 14.9(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.9(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.9(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (i)(A) of this Section 14.9(b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (i)(B) of this Section 14.9(b) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consents of the Issuing Lender and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recording fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any other Credit Party or any of the Borrower’s Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries or Affiliates or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities which constitute a part of the Obligations then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 14.9(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.9, Section 5.10, Section 5.11 and Section 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries, which shall be null and void).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.3(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 14.2 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.9, Section 5.10 and Section 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.9(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under Section 14.9(b); and (B) shall not be entitled to receive any greater payment under Section 5.10 or Section 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 14.10    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Specified Hedge Agreement, Specified Cash Management Arrangement or Commercial Letter of Credit Facility) or any action or proceeding relating to this Agreement or any other Loan Document (or any Specified Hedge Agreement, Specified Cash Management Arrangement or Commercial Letter of Credit Facility) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower and its obligations under this Agreement, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source other than any Credit Party or its Subsidiaries not known by the Administrative Agent, such Lender, the Issuing Lender or such respective Affiliates to be bound by a confidentiality obligation to the Borrower or its Subsidiaries or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 14.11    Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.
Section 14.12    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Administrative Agent, any Lender or any Person designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations (other than (a) contingent indemnification obligations and (b) Specified Obligations) remain unpaid or unsatisfied, the Revolving Credit Commitment remains in effect or any Credit Facility has not been terminated.
Section 14.13    Survival.
(a)    All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. Unless otherwise expressly provided in this Agreement or the other applicable Loan Document(s), all representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date and on each borrowing, continuation, conversion, issuance or extension date hereunder, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing, continuation, conversion, issuance or extension hereunder.
(b)    Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events and circumstances arising after such termination as well as before.
Section 14.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
Section 14.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 14.16    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterparty hereof. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 14.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
Section 14.18    USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Act, each of them is required to obtain, verify and record information that identifies the Borrower and any Subsidiary Guarantors, which information includes the name and address of the Borrower and any Subsidiary Guarantors and other information that will allow such Lender to identify the Borrower and any Subsidiary Guarantors in accordance with the Act.
Section 14.19    Independent Effect of Covenants. Each of the Borrower and the other Credit Parties expressly acknowledges and agrees that each covenant contained in Article VIII, IX, X or XI hereof shall be given independent effect. Accordingly, each of the Borrower and the other Credit Parties shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VIII, IX, X or XI if, before or after giving effect to such transaction or act, the Borrower or such other Credit Party shall or would be in breach of any other covenant contained in Article VIII, IX, X or XI.
Section 14.20    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
Section 14.21    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 14.2.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 14.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.
(C)    With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 14.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 5.14.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 14.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 14.22    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and the “Initial Term Loans” and “Revolving Credit Loans” and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be Initial Term Loans, Revolving Credit Loans or other obligations, respectively, outstanding under the corresponding facilities described herein, without any further action by any Person, except that and in connection therewith the Lenders under this Agreement shall make available to the Administrative Agent such amounts, and the Administrative Agent shall make such transfers of funds, as are necessary in order that (i) the outstanding balances of such Term Loans reflect the respective Term Loan Commitments of the Term Loan Lenders hereunder and (ii) the outstanding balance of such Revolving Credit Loans, together with any Revolving Credit Loans funded on the Closing Date, reflect the respective Revolving Credit Commitments of the Revolving Credit Lenders hereunder and the Borrower agrees to pay any amounts required pursuant to Section 5.9 in connection with such transfers as if all Loans under the Existing Credit Agreement were repaid on the Closing Date. No Swingline Loans are outstanding on the Closing Date.
Section 14.23    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Signature pages to follow]

Annex B
Amended Schedule 1.1C to the Credit Agreement
See attached.

Annex B
Amended Schedule 1.1C to the Credit Agreement

Revolving Credit Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Wells Fargo Bank, National Association	$173,897,561.02	20.458536591%
JPMorgan Chase Bank, N.A.	$173,897,560.98	20.458536586%
Bank of America, N.A.	$123,560,975.61	14.536585366%
HSBC Bank USA, National Association	$76,292,682.93	8.975609756%
Compass Bank	$59,043,902.43	6.946341462%
Fifth Third Bank	$57,053,658.52	6.712195120%
U.S. Bank National Association	$44,282,926.82	5.209756096%
KeyBank National Association	$42,624,390.23	5.014634145%
Branch Banking and Trust Company	$39,307,317.07	4.624390244%
Royal Bank of Canada	$34,000,000.00	4.000000000%
Comerica Bank	$26,039,024.39	3.063414634%
Total	$850,000,000.00	100.000000000%

Annex C
Amended Exhibit B to the Credit Agreement
See attached.

EXHIBIT B
FORM OF NOTICE OF BORROWING
Dated as of: _____________
Wells Fargo Bank, National Association,
as Administrative Agent
1525 W W.T. Harris Boulevard
Charlotte, North Carolina 28262
MAC-D1109-019
Attention: Syndication Agency Services

Ladies and Gentlemen:
This irrevocable Notice of Borrowing is delivered to you pursuant to Section [2.3] [4.2] of the Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.
1.The Borrower hereby requests that the Lenders make a [Revolving Credit Loan] [Swingline Loan][the Initial Term Loan] to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.3, Section 4.2 or Section 5.13, as applicable, of the Credit Agreement.)
2.The Borrower hereby requests that such Loan(s) be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Credit Loans or Swingline Loans or Section 4.2(a) of the Credit Agreement for the Initial Term Loan).
3.The Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan [1]	Interest Rate (Base Rate or LIBOR Rate)[2]	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

1 Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested at LIBOR with an interest period of one month).
2 Complete with (i) the Base Rate or the LIBOR Rate for Revolving Credit Loans or the Initial Term Loan or (ii) the Base Rate for Swingline Loans.

Exhibit B
Form of Notice of Borrowing

4.The aggregate principal amount of all Revolving Credit Loans and L/C Obligations outstanding as of the date hereof (including any Revolving Credit Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
5.All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied after giving effect to the advance of such Loan.
6.The applicable Loans(s) requested herein will be used for the following working capital purposes and other uses of cash in the ordinary course of business and consistent with past practices (excluding cash to be held on the balance sheet of the Borrower and its Subsidiaries for more than two (2) consecutive Business Days; provided that the Borrower may use proceeds of Loans to repay intercompany loans made by Foreign Subsidiaries to the Borrower that have not been outstanding for more than 30 days in an amount not to exceed the initial amount of such intercompany loans, which such amounts may be held on the balance sheet of such Foreign Subsidiary): _________________________.
7.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.
FOSSIL GROUP, INC.
By:
Name:
Title:

Exhibit B
Form of Notice of Borrowing

Annex D
Amended Exhibit E to the Credit Agreement
See attached.

EXHIBIT E
FORM OF NOTICE OF CONVERSION/CONTINUATION
Dated as of: _____________
Wells Fargo Bank, National Association,
as Administrative Agent
1525 W W.T. Harris Boulevard
Charlotte, North Carolina 28262
MAC-D1109-019
Attention: Syndication Agency Services
Ladies and Gentlemen:
This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.
1.The Loan to which this Notice relates is [a Revolving Credit Loan] [the Initial Term Loan]. (Delete as applicable.)
2.This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

◦	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The principal amount of such Loan to be converted is $_______________.

(c)	The requested effective date of the conversion of such Loan is _______________.

(d)	The requested Interest Period applicable to the converted Loan is _______________.

◦	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal amount of such Loan to be converted is $_______________.

(d)	The requested effective date of the conversion of such Loan is _______________.

◦	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal amount of such Loan to be continued is $_______________.

(d)	The requested effective date of the continuation of such Loan is _______________.

(e)	The requested Interest Period applicable to the continued Loan is _______________.
3.The aggregate principal amount of all Revolving Credit Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
4.All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived after giving effect to such conversion or continuation.

Exhibit E
Form of Notice of Conversion/Continuation

5.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.
FOSSIL GROUP, INC.
By:
Name:
Title:

Exhibit E
Form of Notice of Conversion/Continuation

Annex E
Amended Exhibit F to the Credit Agreement
See attached.

EXHIBIT F
FORM OF OFFICER’S COMPLIANCE CERTIFICATE
The undersigned, on behalf of Fossil Group, Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.This certificate is delivered to you pursuant to Section 8.2 of the Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
2.I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.
3.I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, and I do not have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].
4.The Applicable Margin and calculations determining the Consolidated Total Leverage Ratio and the Consolidated Interest Coverage Ratio are set forth on the attached Schedule 1, the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article X of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with all other covenants and restrictions, as applicable, contained in the Credit Agreement.
5.Attached as Schedule 2 is a list of all Subsidiaries as of the date of this certificate and calculations showing compliance with the definitions of “Material Domestic Subsidiary” and “Material First-Tier Foreign Subsidiary” in the Credit Agreement.
WITNESS the following signature as of the day and year first written above.
FOSSIL GROUP, INC.
By:
Name:
Title:

Exhibit F
Form of Officer’s Compliance Certificate

For the Fiscal Year/Quarter ended on _____________ (the “Statement Date”)

Schedule 1
to
Officer’s Compliance Certificate
($ in 000’s)

I.	Section 10.1 – Consolidated Total Leverage Ratio.

A. Consolidated Total Indebtedness as of the Statement Date: 1. All Indebtedness as of the Statement Date:	$
2. Attributable Indebtedness with respect to Capital Leases and Synthetic Leases in an amount not to exceed $90,000,000 as of the Statement Date:	$
3. Undrawn letters of credit as of the Statement Date:	$
4. Consolidated Total Indebtedness as of the Statement Date (Line I.A.1 – Line I.A.2 – Line I.A.3):	$
B. Consolidated EBITDA for the Subject Period (as set forth on Annex A hereto):	$
C. Consolidated Total Leverage Ratio (Line I.A.4 ÷ Line I.B):	____ to 1.00
F. Maximum Permitted Consolidated Total Leverage Ratio:

Period	Maximum Ratio
Second Amendment Effective Date through and including July 1, 2017	3.25 to 1.00
July 2, 2017 through and including September 30, 2017	3.50 to 1.00
October 1, 2017 through and including March 31, 2018	3.25 to 1.00
April 1, 2018 through and including September 29, 2018	3.50 to 1.00
September 30, 2018 and thereafter	3.25 to 1.00

II.    Section 10.2 – Consolidated Interest Coverage Ratio.

A. Consolidated EBITDA for the Subject Period (as set forth on Annex A hereto):	$
B. Consolidated Interest Expense for Subject Period:	$
C. Consolidated Interest Coverage Ratio (Line IIA ÷ Line IIB):	____ to 1.00
D. Minimum Permitted Consolidated Interest Coverage Ratio:	3.50 to 1.00

Exhibit F
Form of Officer’s Compliance Certificate

For the Fiscal Year/Quarter ended on the Statement Date.

ANNEX A
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA as set forth in the Credit Agreement)

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(1)	Consolidated Net Income for the period of four consecutive Fiscal Quarters ending on or immediately prior to the Statement Date (the “Subject Period”)
(2)	The following amounts, without duplication, to the extent deducted in determining Consolidated Net Income for such period:
(a) income and franchise tax expense during the Subject Period
(b) Consolidated Interest Expense for the Subject Period
(c) amortization, depreciation and other non-cash charges for the Subject Period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future)
(d) the amount of premium payments and charges in respect of unamortized fees and expenses during the Subject Period, in each case associated with the repayment of Indebtedness
(e) expenses relating to stock-based compensation plans resulting from the application of FASB Statement No. 123R during the Subject Period

Exhibit F
Form of Officer’s Compliance Certificate

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)

(f) subject to approval by the Administrative Agent, one-time restructuring charges and reserves during the Subject Period, in an aggregate amount not to exceed $30,000,000 during the term of the Credit Agreement

(g) subject to approval by the Administrative Agent in its reasonable discretion, one-time restructuring charges and reserves incurred during the Subject Period and after the First Amendment Effective Date, in an aggregate amount not to exceed $125,000,000[1]

(3)	Sum of Lines (2)(a) through Line (2)(g)
(4)	Interest income during the Subject Period, to the extent included in computing Consolidated Net Income for such period
(5)	Consolidated EBITDA (Line (1) plus Line (3) less Line (4))

1 The Borrower shall provide the Administrative Agent with a breakdown of all restructuring charges and reserves that are proposed to be added-back under clause (g).

Exhibit F
Form of Officer’s Compliance Certificate

Schedule 2
to
Officer’s Compliance Certificate

List of Domestic Subsidiaries

Domestic Subsidiary	Assets of Subsidiary

List of First-Tier Foreign Subsidiaries

First-Tier Foreign Subsidiary	Assets of Subsidiary

Exhibit F
Form of Officer’s Compliance Certificate